                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              ENCORE MEDICAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:

                       [ENCORE MEDICAL CORPORATION LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 2002

To our Stockholders:

         The 2002 annual meeting of stockholders of Encore Medical Corporation (the "Company") will be held at the University Club, One West 54th St., New York, New York, on Thursday, May 16, 2002, beginning at 10:00 a.m. local time. At the meeting, stockholders will act on the following matters:

         (1) Election of two directors by the holders of Common Stock, each for a term of three years, election of one director by the holders of Common Stock for a term of two years, and the election of two directors by the holders of Series A Preferred Stock, each for a term of one year;

         (2) To approve (i) an increase from 2,150,000 shares to 2,198,694 shares of Common Stock of the Company that may be acquired by CapitalSource Holdings LLC ("CSH") pursuant to a warrant to acquire Common Stock issued by the Company to CSH, (ii) the issuance of up to an initial 120,000 shares of Series A Preferred Stock of the Company to Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. (collectively, the "Galen Entities") if the Galen Entities ultimately become obligated to purchase up to $6,000,000 aggregate principal amount of senior subordinated notes of the Company (the "Notes") held by CapitalSource Finance LLC, an affiliate of CSH, those Notes being automatically convertible into Series A Preferred Stock upon purchase by the Galen Entities, and (iii) the issuance to the Galen Entities of options to acquire up to that number of shares of Common Stock with a value of $6,000,000 at an exercise price equal to the greater of $3.50 per share or one-half of the trailing ten-day average closing price of the Common Stock on the date of exercise;

         (3) To approve an amendment to the Certificate of Incorporation of the Company, as amended, to increase the number of shares of Common Stock the Company has the authority to issue by 15,000,000 shares, from 35,000,000 shares to 50,000,000 shares;

         (4) To approve an amendment to the 1996 Incentive Stock Plan of the Company to increase the number of shares of Common Stock that may be awarded thereunder by 1,000,000 shares, from 2,000,000 shares to 3,000,000 shares;

         (5) To approve amendments to the 2000 Non-Employee Director Option Plan of the Company to (i) increase the number of shares of Common Stock that may be awarded thereunder by 450,000 shares, from 300,000 shares to 750,000 shares, and (ii) to increase the number of shares of Common Stock that may be acquired pursuant to annual options automatically granted to non-employee directors of the Company by 5,000 shares, from 10,000 shares to 15,000 shares;

         (6) Ratification of the appointment of KPMG LLP as the Company's independent accountants for fiscal 2002; and

         (7)      Any other matters that properly come before the meeting.

Stockholders of record at the close of business on April 1, 2002 are entitled to vote at the meeting or any postponement or adjournment.

                                      By order of the Board of Directors,

                                      /s/ Harry L. Zimmerman
                                      Harry L. Zimmerman
                                      Corporate Secretary

April 16, 2002
Austin, Texas

                       [ENCORE MEDICAL CORPORATION LOGO]

                                9800 Metric Blvd.
                               Austin, Texas 78758

                               -------------------

                                 PROXY STATEMENT

                               -------------------

         This proxy statement contains information related to the annual meeting of stockholders of Encore Medical Corporation (the "Company") to be held at the University Club, One West 54th St., New York, New York, on Thursday, May 16, 2002, beginning at 10:00 a.m. local time, and at any postponements or adjournments thereof.

                                ABOUT THE MEETING

What is the purpose of the annual meeting?

         At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the (a) election of three directors (the "Common Directors") by the holders of common stock of the Company, par value $.001 per share (the "Common Stock"), and the election of two directors (the "Series A Preferred Directors") by the holders of Series A Preferred Stock of the Company, par value $.001 per share (the "Series A Preferred Stock"), (b) approval of (i) an increase from 2,150,000 shares to 2,198,694 shares of Common Stock that may be acquired by CapitalSource Holdings LLC ("CSH") pursuant to a warrant to acquire Common Stock previously issued by the Company to CSH, (ii) the issuance of up to an initial 120,000 shares of Series A Preferred Stock to Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. (collectively, the "Galen Entities") if the Galen Entities ultimately become obligated to purchase up to $6,000,000 aggregate principal amount of senior subordinated notes of the Company (the "Notes") held by CapitalSource Finance LLC, an affiliate of CSH ("CSF"), those Notes being automatically convertible into Series A Preferred Stock upon purchase by the Galen Entities, and (iii) the issuance to the Galen Entities of options to acquire up to that number of shares of Common Stock with a value of $6,000,000 at an exercise price equal to the greater of $3.50 per share or one-half of the trailing ten-day average closing price of the Common Stock on the date of exercise (collectively, the "Transactions"), (c) approval of an amendment to the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), to increase the number of shares of Common Stock the Company has the authority to issue by 15,000,000 shares, from 35,000,000 shares to 50,000,000 shares, (d) approval of an amendment to the 1996 Incentive Stock Plan of the Company to increase the number of shares of Common Stock that may be awarded thereunder by 1,000,000 shares, from 2,000,000 shares to 3,000,000 shares, (e) approval of amendments to the 2000 Non-Employee Director Option Plan of the Company to (i) increase the number of shares of Common Stock that may be awarded thereunder by 450,000 shares, from 300,000 shares to 750,000 shares, and (ii) to increase the number of shares of Common Stock that may be acquired pursuant to annual options automatically granted to non-employee directors of the Company by 5,000 shares, from 10,000 shares to 15,000 shares, and (f) ratification of the Company's independent accountants. In addition, the Company's management will report on the performance of the Company during 2001 and respond to questions from stockholders.

Who is entitled to vote?

         Only holders of record of Common Stock and Series A Preferred Stock at the close of business on the record date, April 1, 2002, are entitled to receive notice of the annual meeting and to vote the shares of Common Stock or Series A Preferred Stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of Common Stock entitles its holder to cast one vote on each matter to be voted upon other than the election of the Series A Preferred Directors. Each outstanding share of Series A Preferred Stock entitles its holder to cast 100 votes on each matter to be voted upon, other than (i) the election of the Common Directors and (ii) the approval of the amendment to the Certificate of Incorporation (which must be approved by the holders of a majority of the outstanding shares of both the Common Stock and Series A Preferred Stock voting as separate classes). Except as noted above, the holders of Common Stock and Series A Preferred Stock will vote on all matters as a single class.

Who can attend the meeting?

         All holders of Common Stock and Series A Preferred Stock as of the record date, or their duly appointed proxies, may attend the meeting.

What constitutes a quorum?

         The presence at the meeting, in person or by proxy, of the holders of shares of capital stock outstanding on the record date with a majority of the voting power for a matter will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 11,027,347 shares of Common Stock were outstanding and 132,353 shares of Series A Preferred Stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you attend the meeting, you may deliver your completed proxy card in person.

Can I vote by telephone or electronically?

         No.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) shares?

         If you participate in the Encore Medical Corporation 401(k) Plan, you may vote shares of Common Stock equivalent to the value of the interest credited to your account by instructing Wells Fargo Bank, N.A., the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by May 10, 2002. If you do not send instructions, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions.

         You may also revoke previously given voting instructions by May 10, 2002 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

What are the Board's recommendations?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors of the Company (the "Board"). The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

         o        For election of the nominated slate of directors (see pages
                  6-15);

         o        For the approval of the Transactions (see pages 16-20);

         o For the approval of an amendment to the Certificate of Incorporation to increase the number of shares of Common Stock the Company has the authority to issue by 15,000,000 shares, from 35,000,000 shares to 50,000,000 shares (see page 20-21);

         o For the approval of an amendment to the 1996 Incentive Stock Plan of the Company to increase the number of shares of Common Stock that may be awarded thereunder by 1,000,000 shares, from 2,000,000 shares to 3,000,000 shares (see pages 21-22);

         o For the approval of amendments to the 2000 Non-Employee Director Option Plan of the Company to (i) increase the number of shares of Common Stock that may be awarded thereunder by 450,000 shares, from 300,000 shares to 750,000 shares, and
                  (ii) to increase the number of shares of Common Stock that may be acquired pursuant to annual options automatically granted to non-employee directors of the Company by 5,000 shares, from 10,000 shares to 15,000 shares (see pages 22-23); and

         o For ratification of the appointment of KPMG LLP as the Company's independent accountants (see page 23-24).

What vote is required to approve each item?

         o Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting that are entitled to elect each director is required for the election of both the Common Directors and the Series A Preferred Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

         o Approval of the Transactions. To approve the Transactions, it is necessary to obtain the affirmative vote of a majority of the shares entitled to vote in person or by proxy that vote on this proposal. A properly executed proxy marked "ABSTAIN" with respect to the approval of the Transactions will have the effect of a negative vote, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. The Galen Entities have advised the Company of their intention to vote in favor of the Transactions. Since the shares of Common Stock and Series A Preferred Stock owned by the Galen Entities constitutes more than a majority of the outstanding voting power entitled to vote on this proposal, approval of this proposal is assured.

         o Amend the Certificate of Incorporate. The Certificate of Incorporation must be amended to increase the number of shares authorized for issuance, which requires, under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock voting as a separate class. The Certificate of Designations, Preferences and Limitations of Series A Preferred Stock of the Company also requires that the amendment to the Certificate of Incorporation be approved by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock voting as a separate class. A properly executed proxy marked "ABSTAIN" with respect to the approval of the amendment to the Certificate of Incorporation will have the effect of a negative vote, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         o Other Items. For each other item, the affirmative vote of the holders of shares of capital stock with a majority of the voting power represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                 STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

         The Company knows of only eight persons (or entities) that are, as of March 15, 2002, the beneficial owners of more than five percent of the Common Stock or Series A Preferred Stock. They are:

Name and Address of Beneficial Owner                   Number of Shares     Percent of Class
------------------------------------                   ----------------     ----------------
SHARES OF COMMON STOCK
----------------------
Galen Partners III, L.P.(1)                                    11,176,691          51.9%
         160 Fifth Avenue
         New York, NY  10020
Galen Partners International III, L.P.(2)                       1,011,633           8.5%
         160 Fifth Avenue
         New York, NY  10020
Ivy Orthopedics Partners, LLC(3)                                1,042,049           8.7%
         Four Brighton Road, Suite 250
         Clifton, New Jersey 07012

Nicholas Cindrich(4)                                            1,170,872          10.6%
         9800 Metric Blvd.
         Austin, Texas 78758
CF Holdings, Ltd.(5)                                            1,123,164          10.1%
         6831 Prospect Ave.
         Pittsburgh, PA 15202
Kenneth W. Davidson(6)                                            814,100           7.3%
         9800 Metric Blvd.
         Austin, Texas 78758
John H. Abeles, M.D. (7)                                          629,431           5.6%
         9800 Metric Blvd.
         Austin, Texas 78758

SHARES OF SERIES A PREFERRED STOCK
----------------------------------

Galen Partners III, L.P.(8)                                       105,201          79.5%
         160 Fifth Avenue
         New York, NY  10020
Galen Partners International III, L.P.(8)                           9,522           7.2%
         160 Fifth Avenue
         New York, NY  10020
Ivy Orthopedics Partners, LLC                                       9,804           7.4%
         Four Brighton Road, Suite 250
         Clifton, New Jersey 07012

(1) Includes 10,520,100 shares of Common Stock issuable upon the conversion of the 105,201 shares of Series A Preferred Stock it beneficially owns. Does not include (i) the 43,500 shares of Common Stock issuable upon the conversion of the 435 shares of Series A Preferred Stock or (ii) the 1,189 shares of Common Stock, beneficially owned by Galen Employee Fund III, L.P., the beneficial ownership of which is disclaimed by this person.

(2) Includes 952,200 shares of Common Stock issuable upon the conversion of the 9,522 shares of Series A Preferred Stock it beneficially owns. Does not include (i) the 43,500 shares of Common Stock issuable upon the conversion of the 435 shares of Series A Preferred Stock or (ii) the 1,189 shares of Common Stock, beneficially owned by Galen Employee Fund III, L.P., the beneficial ownership of which is disclaimed by this person.

(3) Includes 980,400 shares of Common Stock issuable upon the conversion of the 9,804 shares of Series A Preferred Stock it beneficially owns.

(4) Includes 1,058,885 shares of Common Stock owned by CF Holdings, Ltd., of which Mr. Cindrich is a significant stockholder of the corporate general partner and a limited partner. Mr. Cindrich disclaims beneficial ownership of Common Stock held by CF Holdings, Ltd., except to the extent of his pecuniary interest therein. Also includes 111,987 shares that Mr. Cindrich has the right to acquire within 60 days of March 15, 2002.

(5)      Includes Common Stock owned beneficially by Mr. Cindrich.

(6) Includes 196,100 shares of Common Stock issuable upon the conversion of the 1,961 shares of Series A Preferred Stock he beneficially owns.

(7) Includes 296,931 shares of Common Stock held by Northlea Partners, Ltd., 98,000 shares of Common Stock issuable upon the conversion of the 980 shares of Series A Preferred Stock Northlea Partners, Inc. beneficially owns, and 194,500 shares Dr. Abeles has the right to acquire within 60 days of March 15, 2002.

(8) Does not include 435 shares of Series A Preferred Stock beneficially owned by Galen Employee Fund III, L.P.

How much stock do the Company's directors and officers own?

         The following table shows the Common Stock ownership of (i) the Company's directors, (ii) the executive officers of the Company named in the Summary Compensation Table below, and (iii) the directors and executive officers of the Company as a group, in each case as of March 15, 2001.


                                                                           Acquirable
                                             Aggregate Number of             within       Percent of Shares
                Name                    Shares Beneficially Owned(1)       60 days(2)        Outstanding
                ----                    ----------------------------       ----------        -----------
Nicholas Cindrich                                  1,058,885                 111,987             10.6%
Craig L. Smith, Ph.D.                                276,031                       0              2.5%
Harry L. Zimmerman                                   256,750                       0              2.3%
August Faske                                         271,442                       0              2.4%
Kenneth W. Davidson                                  618,000                 196,100              7.3%
John H. Abeles, M.D.                                 296,931                 332,500              5.6%
Jay M. Haft                                          141,250                 275,000              3.7%
Joel S. Kanter                                       132,500                 140,000              2.4%
Richard O. Martin, Ph.D.                               8,883                  60,000                 *

Bruce F. Wesson                                      751,713              11,515,800             54.4%
Zubeen Shroff                                        718,713              11,515,800             54.4%
All Directors and executive officers
as a group (13 persons)                            3,991,407              12,587,887             70.3%

* Represents less than 1% of the Company's outstanding Common Stock.

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of the Company's directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

         A. Mr. Cindrich is a significant owner of the corporate general partner and is a limited partner of CF Holdings, Ltd. and disclaims beneficial ownership of the 1,058,885 shares of Common Stock held by CF Holdings, Ltd. except to the extent of his pecuniary interest therein.

         B. Dr. Abeles' stock (both Common Stock and Series A Preferred Stock) is held by Northlea Partners, Ltd., a limited partnership of which Dr. Abeles is the general partner and the Abeles Family Trust is the sole limited partner. Dr. Abeles has sole voting and investment power with respect to such shares.

         C. Mr. Kanter's shares include 32,500 shares owned by Windy City, Inc., and 100,000 shares of Common Stock and 100,000 shares of Common Stock issuable upon the conversion of the 1,000 shares of Series A Preferred Stock beneficially owned by the Kanter Family Foundation, a charitable not-for-profit corporation. Mr. Kanter is the President and a member of the Board of Directors for both Windy City, Inc. and the Kanter Family Foundation and has sole voting and investment control over said securities. Mr. Kanter disclaims any and all beneficial ownership of securities owned by either corporation.

         D. Mr. Shroff's and Mr. Wesson's shares include shares of Common Stock and Series A Preferred Stock owned by the Galen Entities, of which they are partners of entities that control the general partner of the Galen Entities. They do not have sole voting or investment power with respect to such shares, nor do they have full beneficial ownership of such shares. They disclaim beneficial ownership of these shares except to the extent of each of their pecuniary interest therein.

(2) Reflects the number of shares that could be purchased by exercise of options or warrants or by conversion of Series A Preferred Stock on March 15, 2002 or within 60 days thereafter under the Company's stock option plans or pursuant to outstanding warrants or shares of Series A Preferred Stock.

         Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during 2001 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

ITEM 1 - ELECTION OF DIRECTORS

                         Directors Standing for Election

         The Board is currently divided into three classes, each having three-year terms that expire in successive years. The term of office of directors in Class II expires at the 2002 annual meeting. The Board proposes that the nominees described below, both of whom are currently serving as Class II directors, be re-elected to Class II for a new term of three years and until their successors are duly elected and qualified. In addition, in order to make the three classes be equal in membership, the Board proposes that one Director who is currently serving as a Class III Director with one year remaining in his term, be elected to a two-year term as a Class I Director.

         Each of the Class II nominees has consented to serve a three-year term. The Class I nominee has consented to serve a two-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

         Since the time of the last annual meeting of the Company, two directors, Craig Smith and Dennis Enright, resigned from the Board.

Class II Directors.  The Directors standing for election by the holders of
------------------
Common Stock are:

Jay M. Haft

         Mr. Haft was Chairman of the Board and Secretary of Healthcare Acquisition Corporation ("HCAC") prior to the merger between Healthcare Acquisition Inc, a wholly owned subsidiary of HCAC and Encore Orthopedics, Inc. ("Encore") (the "Merger") and has served as a Director of the Company since the Merger. Mr. Haft is a director of numerous public and private corporations, including Robotic Vision Systems, Inc. (OTC), Isotope Solutions, Inc. (OTC), and DUSA Pharmaceuticals, Inc. (OTC). He is currently of counsel to Reed & Smith. He was previously a senior corporate partner (1989-1994) and of counsel to (1995-2001) Parker Duryee Rosoff & Haft, in New York, New York, and prior to that a founding partner of Wofsey, Certilman, Haft et al. (1966-1988). He has served as a member of the Florida Commission for Government Accountability to the People and is a trustee of Florida International University Foundation as well as a member of the Advisory Board of the Wolfsonion Museum. Mr. Haft earned both his B.A. and J.D. degrees from Yale University. Mr. Haft is 67 years old.

Kenneth W. Davidson

         Mr. Davidson became Chief Executive Officer and President of the Company in October 2000. He became Chairman of the Board of Directors of the Company on February 1, 2001. Mr. Davidson was a director of Encore from November 1996 until March 1997 and became a director of the Company in March 1997. Mr. Davidson served as Chairman, President and CEO of Maxxim Medical, Inc. from November 1986 to July 2000. Previously, Mr. Davidson held various positions with Intermedics, Inc., Baxter Laboratories, and Merck & Co. Mr. Davidson presently serves on the Board of Directors and is the past President of Operation Rainbow, an international charity organization. Mr. Davidson serves on the Board of Directors of Bovie Medical Corp., a public company involved in electrosurgery, Maxxim Medical Corporation, and Circon Corporation. Mr. Davidson received a Bachelor of Science degree in Biology and Chemistry from Laurentian University, Sudbury Ontario, Canada. Mr. Davidson is 54 years old.

Class I Directors. The following Director is standing for election by the
-----------------
holders of Common Stock for a two-year term as a Class I Director:

Richard O. Martin, Ph.D.

         Dr. Martin was a director of Encore from February 1996 until March 1997 and became a director of the Company in March 1997. Dr. Martin retired in October 2001 as President of Medtronic Physio-Control, a position he held since the merger of Physio-Control and Medtronic in September 1998. Prior to the merger, Dr. Martin served as Chairman and Chief Executive Officer of Physio-Control International Corporation, positions that he held since 1991. Prior to joining Physio-Control, Dr. Martin held a variety of positions culminating as President and Chief Operating Officer of Intermedics, Inc. of Angelton, Texas. He has also served as President and Chief Operating Officer of Positron Corporation of Houston, Texas. Dr. Martin is the past National Chairman of the AeA, the nation's largest trade association representing the high-tech industry. He is also past Chairman of the American Heart Association's Northwest Affiliate. He holds a B.S. in Electrical Engineering from Christian Brothers College (1962), a M.S. in Electrical Engineering from Notre Dame University (1964) and a Ph.D. in Electrical/Biomedical Engineering from Duke University (1970). Dr. Martin also serves on the Board of Directors of Scout Medical Technologies, Cardio Dynamics, Inc. and Inovise Medical, Inc. Dr. Martin is 62 years old.

Directors Elected by the Holders of Series A Preferred Stock. The term of office
------------------------------------------------------------
for the following Series A Preferred Directors will end at the 2002 annual meeting and the Board proposes that the nominees below, both of whom are currently serving as Series A Preferred Directors, be re-elected for a new term of one year and until their successors are duly elected and qualified.

Zubeen Shroff

         Mr. Zubeen has served as a director since June 2001. He is a director nominated by the holders of the Series A Preferred Stock. Mr. Shroff is a general partner of Galen Associates, a healthcare focused private equity investment fund. Mr. Shroff jointed Galen in January 1997 from The Wilkerson Group, a provider of management consulting services to the health care products and services industry, where he was a principal from 1995 to 1996. Mr. Shroff currently serves on the boards of Halsey Drug Co., Inc., Cognia, Inc., Cortek, Inc., and AmericasDoctor, Inc. Mr. Shroff is 37 years old.


Bruce F. Wesson

         Mr. Wesson has served as a director since June of 2001. He is a director nominated by the holders of the Series A Preferred Stock. Mr. Wesson is a General Partner of Galen Associates, a healthcare focused private equity investment fund. Prior to his association with Galen, Mr. Wesson served as a Managing Director in the Corporate Finance Division of Smith Barney. He currently serves as a director for Crompton Corporation, Halsey Drug Co., Inc., and several privately held companies. Mr. Wesson is 58 years old.

                         Directors Continuing in Office

Class I Directors.  The term of office for the following Class I Director shall
-----------------
end at the 2004 annual meeting:

John H. Abeles, M.D.

         Dr. Abeles was President, Treasurer and a director of HCAC prior to the Merger and has served as a Director of the Company since the Merger. From 1971 to 1975, Dr. Abeles was an executive with several major pharmaceutical companies in the United Kingdom and the United States, including Sterling Drugs (UK), Pfizer Labs and USV Pharmaceuticals (a division of Revlon Healthcare). From 1975 to 1980, he was an analyst in Kidder Peabody's healthcare research department. Since 1980, Dr. Abeles has been President of MedVest Inc., which has provided consulting services to, and has been active in the founding and financing of, emerging companies, principally in the healthcare industry. Dr. Abeles is currently a member of the Board of Directors of Oryx Technology Corporation, DUSA Pharmaceuticals, Inc., and I-Flow Corporation. Dr. Abeles earned a M.B., Ch.B. from the University of Birmingham (England). Dr. Abeles is 57 years old.

Class III Directors.  The term of office for the following Class III directors
-------------------
will end at the 2003 annual meeting:

Nicholas Cindrich

         Mr. Cindrich, who founded Encore in March 1992, served as its President from March 1992 until August 1992. From August 1992 through August 1994, Mr. Cindrich was self-employed as a business consultant. From August 1994 to October 2000, he served as the Chief Executive Officer of Encore and from August 1994 to February 2001 served as Chairman of the Board of Directors of Encore. From March 1997 to October 2000 he served as the Chief Executive Officer of the Company and from March 1997 to February 2001 served as Chairman of the Board of the Company. Mr. Cindrich is currently a consultant to the Company. Mr. Cindrich has over 25 years of experience in the medical device industry. He founded Encore after leaving Intermedics Orthopedics, Inc. ("Intermedics") where he had served as President from 1984 to 1991. From 1980 to 1984, Mr. Cindrich was the Group Vice President-Operations for DePuy, Inc. In that position, he headed worldwide operations for one of the oldest full-line orthopedic companies. From 1969 to 1980, Mr. Cindrich held a series of positions at Zimmer, Inc., the last of which was Vice President of Manufacturing. Mr. Cindrich is 70 years old.

Joel S. Kanter

         Mr. Kanter was a director of HCAC prior to the Merger, and has served as a Director of the Company since the Merger. Since June 1986, Mr. Kanter has served as President of Windy City, Inc., a publicly held investment company specializing in early stage venture capital. From 1993 through 1999, Mr. Kanter was also President and a Director of Walnut Financial Services, Inc., a venture capital and financial service firm listed on the Nasdaq National Market. Mr. Kanter currently serves as a director of several publicly traded companies including I-Flow Corporation, Magna-Labs, Inc., Mariner Post Acute Network, Inc., and Logic Devices, Inc. Mr. Kanter earned a B.A. degree from Tulane University. Mr. Kanter is 45 years old.

How are directors compensated?

         Cash Compensation. Each Director is reimbursed his travel expenses for attending Board meetings. No other cash compensation is paid to the Directors.

         Options. Each nonemployee director receives, pursuant to the terms of the 2000 Non-Employee Director Option Plan, a grant, on the date of the annual meeting for each year, of options to purchase 10,000 shares of Common Stock. For 2001, Messrs. Haft and Kanter and Drs. Abeles and Martin received grants under this plan. Each option grant, vesting in one year and having a 5-year term, permits the holder to purchase shares at the fair market value on the date of grant, which was $1.40 in the case of nonemployee director options granted in 2001. Under the proposal contained in this Proxy Statement to amend the Non-Employee Director Option Plan, if approved, each nonemployee director will receive a grant, on the date of the annual meeting in each year, of options to purchase 15,000 shares of Common Stock.

How often did the Board meet during 2001?

         The Board met seven times during 2001. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he served.

What committees has the Board established?

         The Board has standing Compensation, Audit and Nominating Committees.


                           BOARD COMMITTEE MEMBERSHIP

                                                Compensation              Audit               Nominating
                      Name                       Committee              Committee              Committee
                      ----                       ---------              ---------              ---------
       John H. Abeles, M.D.                                                 *                      *
       Kenneth W. Davidson                                                                        **
       Jay M. Haft                                                         **
       Joel S. Kanter                                *
       Richard O. Martin, Ph.D.                      **
       Zubeen Shroff                                 *
       Bruce F. Wesson                                                      *

       *   Member
       **  Chairperson

         Compensation Committee. The Compensation Committee is charged with reviewing the Company's general compensation strategy; establishing salaries and reviewing benefit programs (including pensions) for the Chief Executive Officer; reviewing, approval, recommending and administering the Company's incentive compensation and stock option plans for employees and certain other compensation plans; and approving certain employment contracts. In 2001, the Compensation Committee met four times.

         Audit Committee. The Audit Committee met five times during 2001. Its functions are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor the Company's policies relating to ethics and conflicts of interests; and discuss with management and the independent accountants the Company's draft annual financial statements and key accounting and/or reporting matters. One of the members of the Audit Committee, Bruce F. Wesson, by virtue of being a partner of Galen Partners, which indirectly is the controlling entity of the Galen Entities, is deemed for purposes of NASDAQ Marketplace Rules not to be an independent director. However, the Board of Directors, after evaluating the circumstances and relevant facts has determined that, due to Mr. Wesson's broad experience and expertise, it is in the best interest of the Company and its shareholders that he serve as a member of the Audit Committee.

         Nominating Committee. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board; developing and reviewing background information for candidates; and making recommendations to the Board regarding such candidates. The Nominating Committee met once during 2001.

                               Executive Officers

Kenneth W. Davidson - Chairman, Chief Executive Officer and President

Mr. Davidson became Chief Executive Officer and President of the Company in October 2000. He became Chairman of the Board of Directors of the Company on February 1, 2001. Mr. Davidson was a director of Encore from November 1996 until March 1997 and became a director of the Company in March 1997. Mr. Davidson served as Chairman, President and CEO of Maxxim Medical, Inc. from November 1986 to July 2000. Previously, Mr. Davidson held various positions with Intermedics, Inc., Baxter Laboratories, and Merck & Co. Mr. Davidson presently serves on the Board of Directors and is the past President of Operation Rainbow, an international charity organization. Mr. Davidson serves on the Board of Directors of Bovie Medical Corp., a public company involved in electrosurgery, Maxxim Medical Corporation, and Circon Corporation. Mr. Davidson received a Bachelor of Science degree in Biology and Chemistry from Laurentian University, Sudbury Ontario, Canada. Mr. Davidson is 54 years old.

Jack Cahill, Executive Vice President - President, Surgical Division

Mr. Cahill joined the Company as Executive Vice President - Sales and Marketing in January 2001. He was promoted to President, Surgical Division in March 2002. He has almost 20 years of prior experience with Johnson & Johnson in a variety of sales and marketing positions, including Director of Marketing for Johnson & Johnson Medical, Inc., Director of Sales for the Medical Specialties Division of Johnson & Johnson Medical, Inc., and Director of Sales and Marketing for the Sterile Design Division of Johnson & Johnson Medical, Inc. In addition, Mr. Cahill had over 7 years of experience with

Maxxim Medical, Inc. as its Executive Vice President of Sales and Marketing where he oversaw a sales and marketing effort that grew Maxxim from $200 million in annual sales to almost $700 million in annual sales. Mr. Cahill has a B.A. from Westminster College (1971). Mr. Cahill is 52 years old.

Paul Chapman, Executive Vice President - President, Chattanooga Group

Mr. Chapman joined the Company in February 2002 upon the Company's acquisition of Chattanooga Group, Inc. He joined Chattanooga Group in February, 1994, as President and Chief Operating Officer. In January, 1995, he was elected Chief Executive Officer. Prior to joining Chattanooga Group, Mr. Chapman was employed by Stryker Corporation in Kalamazoo, Michigan. During his six years at Stryker he held a variety of following positions, including Vice President and General Manager, Patient Care Division, Vice President of Marketing and New Business Development, Vice President of Sales, Medical Division and Vice President of Operations, Medical Division. Mr. Chapman graduated from Pepperdine University, in Malibu, California. Mr. Chapman is 43 years old.

August Faske, Executive Vice President & Chief Financial Officer

Mr. Faske joined Encore in April 1992 with four years prior experience in the orthopedics industry and now has a total of 27 years experience in finance and accounting. Prior to joining Encore, he served from 1988 to April 1992 as Vice President-Finance and Controller for Intermedics. Prior to joining Intermedics, Mr. Faske was the Manager of Financial Accounting for Cooper Industries, Inc. and Internal Staff Auditor and Factory Accounting Manager for Hughes Tool Company. Mr. Faske has a B.B.A. in Accounting from Southwest Texas State University (1974). He is a Certified Public Accountant and is a member of the Texas Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Faske is 49 years old.

Kathy Wiederkehr, Executive Vice President - Human Resources

Mrs. Wiederkehr joined Encore in 1995 as Director of Human Resources and was promoted to Vice President-Human Resources in December 1998. Mrs. Wiederkehr has over 20 years experience in human resources. Prior to Encore, she was Director, Human Resources, Code Alarm, Inc.-Tessco Division in Georgetown, Texas from September 1994 to December 1995 and Manager of Human Resources for Kewaunee Scientific from May 1991 to September 1994. She has also worked for Fortune 500 companies including Emerson Electric, Inc. and Cooper Industries, Inc. Mrs. Wiederkehr has a B.B.A. (with honors) in Marketing from the University of Texas at Austin (1976) and an M.B.A. (with honors) from the University of Texas at Austin (1990). Mrs. Wiederkehr is 47 years old.

Harry L. Zimmerman, Executive Vice President & General Counsel

Mr. Zimmerman joined Encore in April 1994 with 12 years of experience in the private practice of corporate, real estate and tax law. From 1992 to April 1994, Mr. Zimmerman was associated with the law firm of Winstead Sechrest & Minick, P.C., a law firm based in Texas, where he was responsible for the corporate, tax and real estate practices. Mr. Zimmerman was a partner in the law firm of Bissex & Hedricks, P.C. from 1991 to 1992. He has a B.S. (with honors) in Economics from the Wharton School of the University of Pennsylvania (1977) and a J.D. (with honors) from the University of Texas School of Law (1982). He is also licensed as a Certified Public Accountant. Mr. Zimmerman is 46 years old.

                             Executive Compensation

         The following Report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

Report of the Compensation Committee on Executive Compensation

         The Compensation Committee of the Board has furnished the following report on executive compensation for 2001.

What is the Company's philosophy of executive compensation?

         The Company's compensation program for executives consists of three key elements:

         o    A base salary
         o    A performance-based annual bonus, and
         o    Periodic grants of stock options

         The Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-and long-term interests of stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk" - namely, the annual bonus and stock options. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders.

         Base Salary. Base salaries for the Company's executive officers, as well as changes in such salaries, are set by the Compensation Committee, taking into account such factors as competitive industry salaries; a subjective assessment of the nature of the position; the contribution and experience of the officer, and the length of the officer's service. The Chief Executive Officer reviews any salary recommendations with the Compensation Committee. The base salary for the Chief Executive Officer is set by the Compensation Committee.

         Annual Bonus. Annual bonuses for 2001 paid to executive officers of the Company were governed by the Company's Annual Bonus Performance Plan (the "Bonus Plan"). The Bonus Plan provides for performance-based bonuses for all executive employees of the Company.

         Under the Bonus Plan, executive employees are entitled to a non-discretionary bonus if certain preset revenue and earnings before taxes, interest, depreciation, and amortization amounts are achieved. The base bonus is set as a percentage of an executive's salary and varies based on the employee's position in the Company. If the targets are exceeded, then the amount of the bonus is increased. If these targets are not met, then the bonus amounts, if any, are at the discretion of the Compensation Committee.

         Stock Options. Stock option grants may be made to executive officers upon initial employment, upon promotion to a new, higher level position that entails increased responsibility and accountability, in connection with the execution of a new employment agreement, and/or whenever the Compensation Committee or Board determines option grants are warranted. Using these guidelines, the Chief Executive Officer recommends the number of options to be granted, within a range associated with the individual's salary level, and presents this to the Compensation Committee for review and approval. The Chief Executive Officer may make recommendations that deviate from the guidelines where he deems it appropriate. While options typically vest over a four-year period, options granted to certain executive officers may have shorter vesting periods, or may vest immediately.

How is the Company's Chief Executive Officer compensated?

         As Chief Executive Officer, Mr. Davidson was compensated during 2001 initially pursuant to an employment agreement entered into in October 2000, which was replaced by an employment agreement entered into on June 12, 2001. The agreement, which has a term until December 31, 2003, subject to earlier termination under certain circumstances, provides for an annual base salary of $275,000. Mr. Davidson earned a bonus of $100,000 for 2001.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's Chief Executive Officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. No executive of the Company receives compensation at a level that would invoke the provision of Section 162(m).

         The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

Members of the Compensation Committee:

         Richard O. Martin, Ph.D. (chair)
         Joel S. Kanter
         Zubeen Shroff

Compensation Committee Interlocks and Insider Participation

         None of the members of the Board's Compensation Committee is or has been an officer or employee of the Company.

Executive Compensation Summary Table

         The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2001 (the "named executive officers") for services rendered to the Company during each of the last three years.

                      EXECUTIVE COMPENSATION SUMMARY TABLE*



                                                                              Long Term Compensation
                                         Annual Compensation                         Awards
                                                              Other annual     Securities underlying
 Name and principal position   Year   Salary ($)  Bonus ($)   compensation           options
 ---------------------------   ----   ----------  ---------   ------------           -------
Kenneth W. Davidson            2001    $241,538    $216,525   $249,154(1)               0
  Chief Executive Officer      2000     $50,000          $0        *                 300,000

Craig L. Smith                 2001    $181,852    $166,716        *                    0
  Executive Vice President     2000    $173,600          $0        *                    0
                               1999    $173,600          $0        *                    0

Jack Cahill                    2001    $158,823     $72,993        *                  30,000
  Executive Vice President;
  President, Surgical Division

Harry L. Zimmerman             2001    $153,582    $252,927        *                    0
  Executive Vice President &   2000    $133,200          $0        *                    0
  General Counsel              1999    $133,200          $0        *                    0

August Faske                   2001    $153,582    $202,440        *                    0
  Executive Vice President &   2000    $133,200          $0        *                    0
  Chief Financial Officer      1999    $133,200          $0        *                    0

              * Amounts totaling less than $50,000 have been omitted and there were no awards of restricted stock under long-term incentive plans made during the three-year period ending December 31, 2001.

              (1) Relocation and related tax reimbursement accounts for $235,719 of this amount.

Option Grants for Fiscal 2001

         The following table sets forth information with respect to option grants to the named executive officers during 2001 and the potential realizable value of such option grants:

         o The number of shares of Common Stock underlying options granted during the year;

         o The percentage that such options represent of all options granted to employees during the year;

         o    The exercise price;

         o    The expiration date; and

         o The hypothetical present value, as of the grant date, of the options under the option pricing model discussed below.

         The hypothetical value of the options as of their date of grant has been calculated below, using the Black-Scholes option pricing model, as permitted by the rules of the Securities and Exchange Commission, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and the Company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the Common Stock over the option exercise price at the time of exercise.

                            OPTION GRANTS DURING 2001

                                                  % of Total Options
                                    Number of         Granted to                                           Hypothetical
                                     Options         Employees in       Exercise Price     Expiration    Value at Grant
              Name                   Granted          Fiscal Year         ($/Share)         Date (1)         Date (2)
              ----                   -------          -----------         ---------         --------         --------
Kenneth W. Davidson                     0                 0%                  -                -                -
Craig L. Smith                          0                 0%                  -                -                -
Jack Cahill                           30,000             78.7%              $1.75          1/22/2011         $19,281
Harry L. Zimmerman                      0                 0%                  -                -                -
August Faske                            0                 0%                  -                -                -

(1) The Compensation Committee, which administers the Company's employee stock option and incentive plans, has general authority to accelerate, extend or otherwise modify benefits under option grants in certain circumstances within overall plan limits, and, with the consent of the affected optionee, to change the exercise price to a price not less than 100% of the market value of the stock on the effective date of the amendment. The Committee has no current intention to exercise that authority with respect to these options.

(2) The estimated present value at grant date of options granted during 2001 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 1 year; a risk-free interest rate of 6.09%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 79.0%; and a dividend yield of 0%. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

Option Exercises and Values for 2001

         The table below sets forth the following information with respect to option exercises during 2001 by each of the named executive officers and the status of their options at December 31, 2001:

         o The number of shares of Common Stock acquired upon exercise of options during 2001;

         o The aggregate dollar value realized upon the exercise of such options;

         o The total number of exercisable and non-exercisable stock options held at December 31, 2001; and

         o The aggregate dollar value of in-the-money exercisable options at December 31, 2001.

                     AGGREGATED OPTION EXERCISES DURING 2001
                                       AND
                       OPTION VALUES ON DECEMBER 31, 2001

                                                              Number of securities under-              Value of unexercised
                               Shares         Value          lying unexercised options at         acquired in-the-money options
                             Acquired On     Realized              December 31, 2001                   December 31, 2001(1)
                            Exercise of        Upon          ----------------------------        -------------------------------
           Name                Option        Exercise        Exercisable   Unexercisable         Exercisable      Unexercisable
           ----                ------        --------        -----------   -------------         -----------      -------------
Kenneth W. Davidson              -0-           -0-               -0-            -0-                  $-0-              $-0-
Craig L. Smith                 139,750       $64,285             -0-            -0-                  $-0-              $-0-
Jack Cahill                      -0-           -0-               -0-            -0-                  $-0-              $-0-
Harry L. Zimmerman               -0-           -0-               -0-            -0-                  $-0-              $-0-
August Faske                   114,450       $52,647             -0-            -0-                  $-0-              $-0-

(1) Values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $3.40, the closing Common Stock price reported on the Nasdaq National Market on December 31, 2001.

Contractual Arrangements with Named Executive Officers

         Messrs. Davidson, Smith, Cahill, Faske and Zimmerman, effective June 12, 2001, entered into agreements that provide for the base salaries noted below, participation in all of the benefit programs available to the other executive employees of the Company, and one year of severance pay in the event of termination without cause by the Company. Each of these executive officers is subject to a one year non-compete restriction. The base annual salaries for Messrs. Davidson, Smith, Cahill, Faske and Zimmerman are $275,000, $188,500, $150,000, $170,000 and $170,000, respectively.

         Each of the named executive officers purchased from the Company shares of Common Stock (noted below) at a price of $1.02 per share. These shares are restricted, with the restrictions lapsing ratably over a 36-month period. If the employee leaves the Company prior to the end of the 36-month period, he would be required to sell back to the Company those shares that are still restricted at the same $1.02 per share purchase price. The Company has made a full recourse, 8% interest bearing secured loan to each of the named executive officers to allow them to purchase the shares. The number of shares that Messrs. Davidson, Smith, Cahill, Faske and Zimmerman purchased is 550,000, 100,000, 100,000, 150,000 and 150,000 shares, respectively.

                                Performance Graph

         The foregoing chart shows a comparison of the cumulative total stockholder return among the Company, the NASDAQ CRSP Index and a peer group comprised of other small and micro-cap orthopedic companies (Biomet Inc., Bionx Implants, Inc., Exactech Inc., Interpore International, Inc., Orthologic Corp., Osteotech Inc., Stryker Corp., Sulzer Medica, dj Orthopedics, Inc., Wright Medical Group, Inc., and Zimmer Holdings, Inc.):(1)


                  Comparison of 5 Year Cumulative Total Return
                       Assumes Initial Investment of $100
                                 December 2001

[GRAPH APPEARS HERE]

                1996        1997        1998       1999        2000      2001
                ----        ----        ----       ----        ----      ----

ENCORE         $100.00     $ 76.82     $ 54.86    $ 44.51    $ 29.87    $ 66.23

NASDAQ         $100.00     $122.48     $172.72    $320.98    $193.13    $152.62

PEER GROUP     $100.00     $123.65     $163.31    $177.62    $255.38    $266.39

(1) The total return on investment (change in year end stock price plus reinvested dividends) assumes $100 invested on March 8, 1996 (the date of the IPO for the Company) in the Company, in the NASDAQ CRSP Index, and in each of the peer group companies.

                          Report of the Audit Committee
                            of the Board Of Directors

The Company's Board has adopted a written charter for the Audit Committee, which was included in the 2001 Proxy Statement and which can be obtained without cost from the Company.

         The Audit Committee hereby reports as follows:

          1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

          2. The Audit Committee has discussed with KPMG LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

          3. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP their independence.

          4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Jay M. Haft (chair)
John H. Abeles, M.D.
Bruce F. Wesson

ITEM 2 - APPROVAL OF THE TRANSACTIONS

                   Purpose and Background of the Transactions

         During the past several years the Company has explored a number of avenues to increase stockholder value. Management and the Board have explored various options with regard to acquisitions that would benefit the Company, both in terms of stockholder value and positioning in the marketplace.

         It was during this process of analysis and consideration that management and the Board decided it would be in the best interests of the Company to acquire Chattanooga Group, Inc., a Delaware corporation ("Chattanooga"). To that end, the Company entered into a Stock Purchase Agreement dated as of November 28, 2001 (as amended by letter agreement dated December 26, 2001, the "Stock Purchase Agreement"), by and between the Company, as purchaser, and Richard T. Niner and Robert W. Cruickshank, as trustees of and on behalf of the Robert McNeil, Jr. 1983 Trust (the "McNeil Trust"), Chatt Investment L.P., a Delaware limited partnership, Paul D. Chapman, Scott A. Klosterman, David C. Linville, Charles M. Thomas and certain other stockholders of Chattanooga (collectively, the "Sellers"). Pursuant to the terms of the Stock Purchase Agreement, on February 8, 2002, the Company acquired 56,269 shares of Class A Common Stock and 2,296,307 shares of Class B Common Stock of Chattanooga, such shares constituting all of the issued and outstanding shares of capital stock of Chattanooga (the "Acquisition"). Historical financial statements of Chattanooga for the years ended June 30, 2001 and 2000, unaudited condensed interim financial statements as of December 31, 2001 and 2000, as well as pro forma financial statements for the year ended December 31, 2001, which assume that the Acquisition had occurred on January 1, 2001, are included as Appendix A to this proxy statement.

         The Company paid on the date of closing a cash purchase price of $31,500,000 for the Acquisition. There is an additional payment that will be due no later than 90 days after the closing date, based on the change in stockholder value between October 1, 2001 and the closing date. In addition, the Company paid off the outstanding balances on the following debts of Chattanooga at the closing of the Acquisition: (a) a term loan of $211,653 payable to Wachovia National Bank, (b) a term loan of $2,798,430 payable to Wachovia National Bank,
(c) a term loan of $655,889 payable to the McNeil Trust, and (d) five promissory notes in the aggregate principal amount of $1,109,984 payable to Robert L. McNeil, Jr. (d/b/a the Evergreen Company).

         In order to finance the Acquisition, the Company and its subsidiaries entered into a Credit Agreement (the "Credit Agreement") dated as of February 8, 2002 with Bank of America, National Association, as agent, and the lenders signatory thereto, and promissory notes in the aggregate amount of $30,000,000, pursuant to the Credit Agreement. The Company and its subsidiaries executed various security documents in order to secure the financing under the Credit Agreement, including security agreements, a mortgage, guaranty agreements, a copyright security agreement, patent security agreements, trademark security agreements and various Uniform Commercial Code financing statements. As of February 8, 2002, the Company had borrowed approximately $18,000,000 under the Credit Agreement, with the availability of approximately an additional $2,700,000 to borrow for working capital and general corporate purposes.

         Further, in order to finance the Acquisition, the Company and its subsidiaries entered into a Note and Equity Purchase Agreement (the "Note Agreement") dated as of February 8, 2002 with CSF, as agent and purchaser ("the Notes"), pursuant to which the Company sold $24,000,000 in senior subordinated notes to CSF. The Company and its subsidiaries executed various security documents in order to secure the financing under the Note Agreement, including security agreements, a mortgage, guaranty agreements, a copyright security agreement, patent security agreements, trademark security agreements and various Uniform Commercial Code financing statements. The security interests created by the security documents executed pursuant to the Note Agreement are junior and subordinate to the security interests created by the security documents executed pursuant to the Credit Agreement.

         Pursuant to the terms of the Note Agreement, the Company issued a warrant to CSH, pursuant to which CSH has the right to acquire for a period of five years up to an aggregate of 2,198,614 shares of Common Stock (the "Warrants"), though the initial number of shares of Common Stock that may be acquired under the Warrants is 2,150,000. Further, under the terms of the Note Agreement, if the Company fails to generate certain amounts of earnings before interest, taxes, depreciation and amortization, then the Company would have the right, commencing on March 31, 2003 and ending on August 15, 2003, to prepay without penalty up to $6,000,000 of the aggregate principal amount of the Notes. If the Company exercises this right, then a pro-rata portion of the Warrants (the "Conveyed Warrants") will be conveyed by CSH to the Galen Entities. In the event the Company has the right to prepay but does not choose to exercise this right, then the Galen Entities will purchase the amount of Notes that the Company has the right to prepay. In the event the Galen Entities purchase any Notes from CSF, then upon such purchase, (a) those Notes will automatically convert into additional shares of Series A Preferred Stock and (b) a pro-rata portion of the Warrants will also be conveyed by CSH to the Galen Entities.

         The Galen Entities and CSF have entered into an agreement (the "CSF/Galen Agreement") to evidence certain of the foregoing obligations. As an inducement for the Galen Entities to enter into the CSF/Galen Agreement, the Company granted the Galen Entities options dated as of February 8, 2002 (the "Galen Options") to acquire up to the number of shares of Common Stock which have a value equal to $6,000,000, at an exercise price equal to the greater of $3.50 per share or one-half of the trailing ten-day average closing price of the Common Stock on the date of exercise. If the Galen Entities choose to exercise the Galen Options, then any Conveyed Warrants will automatically be terminated. Conversely, if the Galen Entities choose to exercise any Conveyed Warrants, then the Galen Options will automatically be terminated. The Galen Options will otherwise automatically terminate on the earlier of (i) the 30th day following the date the Galen Entities are no longer obligated to purchase any Notes under the CSF/Galen Agreement, (ii) the date the Galen Entities acquire any senior subordinated notes or (iii) August 15, 2003. The increase in the amount of shares that may be issued pursuant to the Warrants, the conversion of Notes into Series A Preferred Stock and the issuance of the Galen Options are the Transactions that the Board recommends that the holders of capital stock of the Company approve and are discussed further below.

         Management and the Board determined that the Acquisition is in the best interests of the Company, in terms of stockholder value and positioning in the marketplace. The Transactions are an integral part of the Acquisition, and therefore are listed as one single item for voting by the stockholders. The terms of the Transactions and the reasons why the stockholders are being asked to vote on the Transactions are described below.

                            Terms of the Transactions

         Pursuant to the terms of the Note Agreement, the Company issued a Warrant to CSH, pursuant to which CSH has the right to acquire for a period of five years up to an aggregate of 2,198,614 shares of Common Stock, which as of February 8, 2002, constituted 20.3% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be acquired under the Warrant, however, is initially limited to 2,150,000. The Company must obtain the approval of its stockholders to increase the amount of shares that can be issued pursuant to the Warrants to 2,198,614, in order to comply with NASDAQ Marketplace Rule 4350(i)(1)(D) because 2,198,614 shares of Common Stock constituted more than 20% of the outstanding shares of Common Stock as of February 8, 2002 (the date of the issuance of the Warrant).

         Under the terms of the Note Agreement, if the Company fails to generate certain amounts of earnings before interest, taxes, depreciation and amortization, then the Company will have the right, commencing on March 31, 2003 and ending on August 15, 2003, to prepay without penalty up to $6,000,000 of the aggregate principal amount of the Notes. If the Company exercises this right, then the Conveyed Warrants would be conveyed by CSH to the Galen Entities. In the event the Company has the right but chooses not to exercise this right, then the Galen Entities will purchase the amount of Notes from CSF that the Company has the right to prepay. The Galen Entities beneficially own approximately 54.3% of the outstanding shares of Common Stock as of April 1, 2002. In the event the Galen Entities purchase any Notes from CSF, then upon such purchase, (a) those notes will automatically convert into additional shares of Series A Preferred Stock at a conversion price equal to the lower of (i) $150 per share or (ii) 50 times the greater of (x) $1 or (y) the trailing ten-day average closing price of the Common Stock on the date of conversion, and (b) a pro-rata portion of the Warrants will also be conveyed by CSH to the Galen Entities. Assuming the Galen Entities purchase all $6,000,000 aggregate principal amount of the Notes from CSF, up to 120,000 shares of Series A Preferred Stock would be issuable to the Galen Entities. Those shares of Series A Preferred Stock would be convertible into 12,000,000 shares of Common Stock, which, together with the shares of Common Stock the Galen Entities may acquire pursuant to the Galen Options, constituted more than 20% of the outstanding shares of Common Stock as of February 8, 2002.

                    Reasons for Seeking Stockholder Approval

         Approval of the Transactions by the holders of capital stock of the Company is being sought because: (a) of the requirements of the NASDAQ Marketplace Rules, (b) the Company would be obligated to pay CSH a fee equal to the greater of (i) $324,255.38 and (ii) the product of 48,614 multiplied by the per share fair market value of the Common Stock as of July 1, 2002 if the stockholders do not approve the Transactions, and (c) the Company covenanted to the Galen Entities that it would seek approval of the Transactions in Amendment No. 1 to Investors' Rights Agreement dated February 8, 2002, which covenant would be breached if that approval is not obtained.

         The Transactions are interlinked and inseparable, given the terms of the Acquisition, and therefore they are listed as one Item in this Proxy Statement. The Common Stock will continue to be listed on Nasdaq following the Transaction. The Company is unable to predict the potential effects of the Transactions on stock appreciation, trading activity and the market price of the Common Stock.

                    Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE TRANSACTIONS, HAS DETERMINED THAT THE TRANSACTIONS ARE IN THE BEST INTERESTS OF THE STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE TRANSACTIONS AND THE PURCHASE AGREEMENT.

         Prior to negotiating and entering into the Acquisition, the Board of Directors considered various options with regard to acquisitions that would benefit the Company, both in terms of stockholder value and positioning in the marketplace. In approving the Acquisition, and the corresponding Transactions, the Board concluded that entering into the Acquisition would strengthen the Company because acquisition of Chattanooga would broaden the Company's reach in the marketplace, and the benefits to the stockholders of the Company of the Acquisition would be felt over the long term. While the Board did explore other acquisition opportunities, it felt that at this time the Acquisition was the best available business opportunity, and therefore the Company needed to do what was necessary to cause such an acquisition to take place, including the issuance of warrants and execution of the Transactions.

                   Effects of the Transactions on Stockholders

         Pursuant to the terms of the Transactions, the Galen Entities may acquire up to 120,000 shares of Series A Preferred Stock, which in turn can be converted into 12,000,000 shares of Common Stock, if the Galen Entities purchase $6,000,0000 aggregate principal amount of the Notes. The Galen Entities may alternatively acquire up to 1,714,286 shares of Common Stock pursuant to the Galen Options. In the event the additional shares of Series A Preferred Stock are exercised or the Galen Options are exercised, the Galen Entities would beneficially own between 13,948,799 and 24,234,513 shares of the Common Stock.

         The following table illustrates the pro forma effect of the issuance of the maximum number of shares of Series A Preferred Stock that could be issued to the Galen Entities and the assumed conversion of those shares to Common Stock on the financial position and results of operations of the Company for the year ended December 31, 2001, as if the shares were issued and outstanding at January 1, 2001, as compared to actual results for the same period.

                                                                               Actual Results    Pro Forma
                                                                               --------------    ---------
   Net Earnings (Loss) (in thousands)                                             ($3,158)        ($3,158)
   Basic Earnings (Loss) Per Common Share                                           (0.34)          (0.15)
   Basic Weighted Average Shares Outstanding (in thousands)                         9,355          21,355
   Stockholders' Equity (in thousands)                                            $32,177         $38,177

                         Description of Preferred Stock

         The Board is authorized, without action by the holders of the Common Stock, to provide for the issuance of preferred stock in one or more series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each series and the qualifications, limitations, or restrictions of each series. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which will be superior to our Common Stock.

         Currently, the Board has authorized the issuance of one series of preferred stock, the Series A Preferred Stock, which consists of 225,000 authorized shares of which 132,353 shares are outstanding. The relative rights and preferences of the Series A Preferred Stock are as follows:

   o Each share of the Series A Preferred Stock is entitled to one vote for each share of Common Stock into which such share of the Series A Preferred Stock is then convertible. Except as provided by law or as described below, holders of the Series A Preferred Stock are not entitled to vote as a class on any matter.

   o As long as 25% of the authorized shares of the Series A Preferred Stock are outstanding, the holders of the Series A Preferred Stock are entitled to elect members of the Board. If the Board consists of 10 or fewer members, the holders of the Series A Preferred Stock are entitled to elect two members of the Board. If the Board consists of more than 10 members, the holders of the Series A Preferred Stock are entitled to elect 20% of the number of members of the Board. Any vacancy of a directorship elected by the holders of the Series A Preferred Stock will be filled by the majority vote of the remaining directors elected by the holders of the Series A Preferred Stock. The holders of the Series A Preferred Stock are not entitled to vote on the election of directors other than the designated Series A Preferred Directors.

   o The Company may not, without the approval of the holders of at least 51% of the then outstanding shares of the Series A Preferred Stock, take the following actions: cause any amendment of the Certificate of Incorporation or Bylaws if such amendment would alter the rights or privileges of the Series A Preferred Stock; increase the number of authorized shares of the Series A Preferred Stock; create any new class of its capital stock, or reclassify any class of its capital stock, having rights and privileges on a parity with, or more beneficial than, the Series A Preferred Stock; except in certain circumstances, effect any merger, consolidation or other business combination where the Company is the acquiror prior to the second anniversary of the date the Series A Preferred Stock was first issued; unless the holders of the Series A Preferred Stock are to receive at least $306.00 per share as a result of such transaction, effect any sale of the Company or other conveyance of all or substantially all of our assets; or, except upon satisfaction of certain criteria, incur any indebtedness.

   o Shares of the Series A Preferred Stock bear non-cumulative dividends at a rate of 8% per annum, which will be payable semi-annually, if and only if, declared by the Company.

   o The Company may not declare a dividend on the Common Stock unless a dividend is also concurrently declared and paid on the Series A Preferred Stock. No dividend paid on the Common Stock shall exceed the dividend rate on the Series A Preferred Stock.

   o At the option of the holders thereof, shares of the Series A Preferred Stock may be converted into the number of shares of the Common Stock equal to $102.00 divided by the Conversion Price.

   o The initial "Conversion Price" is $1.02. In certain circumstances, the Conversion Rate is subject to downward adjustment if the Company issues additional shares of Common Stock for an amount less than the then current Conversion Price. Additionally, the Conversion Price is subject to appropriate adjustment upon approval of a stock dividend, combination or subdivision of the Common Stock, or the reclassification or reorganization of the Common Stock.

   o If at any time less than 25% of the authorized shares of the Series A Preferred Stock are outstanding, the Company's has the right to convert all of the outstanding shares of the Series A Preferred Stock into shares of Common Stock at the then current Conversion Price.

   o If, after November 15, 2003, the average closing price per share for the Common Stock, as reported by NASDAQ, exceeds three times the then current Conversion Price for at least 20 consecutive trading days, the Series A Preferred Stock will automatically convert into shares of Common Stock at the then current Conversion Rate.

   o Upon the Company's dissolution, liquidation or winding up, whether voluntary or involuntary, the holder of each outstanding share of the Series A Preferred Stock is entitled to receive, out of the Company's assets, $102 plus an amount equal to an 8% annual compounded return on such amount from the date of the initial purchase less any dividends previously paid; provided, however, the holders are not be entitled to such amount if, in connection with such dissolution, liquidation or winding up, the holders receive at least $306 per outstanding share of the Series A Preferred Stock.

   o After the payment to the holders of shares of the Series A Preferred Stock of the full preferential amounts for those shares described in the prior paragraph, the holders thereof have the further right to share, ratably, in the distribution of the Company's remaining assets based on the number of shares of the Common Stock which they have the right to acquire based on the then current Conversion Rate.

   o In the event the Company's assets available for distribution to the holders of the Series A Preferred Stock upon the Company's dissolution, liquidation or winding up are insufficient to fully pay all amounts to which the holders of the Series A Preferred Stock are entitled, no distribution may be made on account of any shares of a class or series of capital stock ranking on a parity with the shares of the Series A Preferred Stock, if any, unless proportionate distributive amounts are paid on account of the shares of the Series A Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all parity shares are respectively entitled upon a dissolution, liquidation or winding up.

   o The Company's consolidation with, or merger into, another entity or the sale, transfer or other disposition of all or substantially all of our assets will be deemed a dissolution, liquidation or winding up; provided, however, if the Company's stockholders prior to any such transaction own, after consummation of such transaction, more than 50% of the voting power of the surviving or purchasing entity, such transaction will not be deemed a dissolution, liquidation or winding up.

   o Any right or preference of the Series A Preferred Stock may be waived in writing by the holders of at least 51% of the outstanding shares of the Series A Preferred Stock.

ITEM 3 - APPROVAL OF INCREASE IN AUTHORIZED SHARES

        Amendment to the Certificate of Incorporation to Increase
        Amount of Authorized Shares of the Company

         On March 19, 2002, the Board adopted a resolution approving a proposal to amend Article FOURTH of the Certificate of Incorporation in order to increase the total number of shares of Common Stock that the Company is authorized to issue by 15,000,000 shares from 35,000,000 shares to 50,000,000 shares. The Board determined that such amendment is advisable and directed that the proposed amendment be considered at the annual meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock and the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, each voting as a separate class, is required to approve the proposed amendment. There are no rights of appraisal or dissenter's rights that arise as a result of a vote on this issue.

        The full text of the proposed amendment to the Certificate of Incorporation is set forth in Appendix B to this proxy statement. The proposed amendment would not affect the number of authorized shares of Preferred Stock, par value $.001 per share of the Company (the "Preferred Stock").

        Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock

         Under the Certificate of Incorporation, there are currently 36,000,000 authorized shares of capital stock, of which 35,000,000 shares are classified as Common Stock and 1,000,000 shares are classified as Preferred Stock. As of April 1, 2002, there were 11,027,347 shares of Common Stock issued and outstanding, 486,250 shares of Common Stock reserved for issuance pursuant to the 1996 Incentive Stock Plan, 300,000 shares of Common Stock reserved for issuance pursuant to the 2000 Non-Employee Directors Option Plan, 13,235,300 shares of Common Stock reserved for issuance pursuant to the conversion of outstanding shares of Series A Preferred Stock, 2,150,000 shares of Common Stock reserved for issuance pursuant to exercise of the Warrants, 1,714,286 shares of Common Stock reserved for issuance pursuant to the exercise of the Galen Options, and 1,161,800 shares of Common Stock reserved for issuance pursuant to the exercise of other outstanding options and warrants. As of April 1, 2002, there were 132,353 shares of Series A Preferred Stock issued and outstanding.

         Adoption of the proposed amendment would increase the number of authorized shares of capital stock by 15,000,000 shares, all of which would be classified as Common Stock. Therefore, upon adoption of the proposed amendment the number of shares of Common Stock available for future issuance would increase by 15,000,000 shares to 50,000,000 shares. Upon adoption of the proposed amendment, the Board would be authorized to issue additional shares of Common Stock at such time or times, to such persons and for such consideration as it may determine, except as may be otherwise required by law. The additional shares of Common Stock for which authorization is sought would, if and when issued, have the same rights and privileges as the presently outstanding shares of Common Stock. Holders of shares of Common Stock do not have preemptive rights to subscribe for or purchase any part of any new or additional issuance of shares of Common Stock or securities convertible into shares of Common Stock.

         The Board of Directors believes that the number of authorized shares of Common Stock should be increased by 15,000,000 to provide sufficient shares for use for such corporate purposes as may be determined advisable by the Board, without further action or authorization by the stockholders. Such corporate purposes might include the acquisition of capital funds through the sale of stock, the acquisition of other corporations, businesses or properties, or the declaration of stock dividends in the nature of a stock split. There are no current plans, agreements, arrangements, or understandings with respect to the issuance of any of the shares of Common Stock which would be authorized by the proposed amendment; however, the Board believes that the availability of shares would afford the Company flexibility in considering and implementing any of the corporate transactions enumerated above to take advantage of favorable market conditions and opportunities without the delay and expense associated with the holding of a special meeting of its stockholders.

         The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share. In addition, the issuance of additional shares may have a dilutive effect on the voting power of the current stockholders because such stockholders do not have preemptive rights. Finally, the proposed amendment could, under certain circumstances, have an anti-takeover effect, because it would enable the Board to issue shares of Common Stock to persons who are opposed to a takeover bid. This could deter transactions that may result in a change of control of the Company, including transactions in which stockholders may receive a premium for their shares over the current market prices. The Board, however, has presented the proposed amendment for the purposes described above and not with the intent that it be utilized as a type of anti-takeover device.

         THE BOARD OF DIRECTORS HAS APPROVED, AND RECOMMENDS THAT THE HOLDERS OF CAPITAL STOCK VOTE "FOR" AN AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION, TO INCREASE THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 35,000,000 SHARES TO 50,000,000 SHARES.

ITEM 4 - APPROVAL OF AMENDMENT TO 1996 INCENTIVE STOCK PLAN

              Amendment to the Company's 1996 Incentive Stock Plan to Increase Amount of Shares Awarded Under Such Plan

         The Company has seven stock option plans. All options granted under the plans are exercisable for Common Stock, and the purpose of such plans is to provide the Company and its subsidiaries with a means to attract and retain individuals eligible to participate in the plans. Additionally, the plans allow the Company to provide incentive compensation opportunities that are competitive with other similar companies and provide incentives to participants in the plans to help assist in the Company's short-term and long-term profitable growth. The stock options granted under all of the plans are granted at or in excess of the fair market value on the date of grant, vest either immediately or ratably over a predefined period, and expire no more than 10 years after the date of the grant.

         The 1996 Incentive Stock Plan provides for the grant of a variety of equity-related awards, including, but not limited to, incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock, to key employees of the Company and its subsidiaries. On March 19, 2002, the Board of Directors of the Company approved, and is recommending to the holders of capital stock, an amendment to the 1996 Incentive Stock Plan of the Company, pursuant to which the amount of shares that may be awarded under the 1996 Incentive Stock Plan will be increased from 2,000,000 shares of Common Stock to 3,000,000 shares of Common Stock. The specific proposed amendments to the 1996 Incentive Stock Plan are attached as Appendix C to this proxy statement. If this increase is ratified by the holders of capital stock of the Company, the Company will be required at all times to reserve a sufficient number of shares of Common Stock to meet the requirements of the 1996 Incentive Stock Plan.

         Currently, approximately 425 employees are eligible to participate in the 1996 Incentive Stock Plan. The number of participants could increase based upon future growth by the Company. It is not possible to state the persons who will receive options or awards under the 1996 Incentive Stock Plan in the future, nor the amount of options or awards that will be granted thereunder. The following table provides information with respect to options granted since the beginning of fiscal year 2001 under the 1996 Incentive Stock Plan which are still outstanding as December 31, 2001, to (i) each of the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are executive officers as a group, and (iv) all employees who are not executive officers or directors of the Company.

Name                                                     Number of Options   Dollar Value(1)
----                                                     -----------------   ---------------
Kenneth W. Davidson                                              0                 0
Craig L. Smith                                                   0                 0
Jack Cahill                                                      0                 0
Harry L. Zimmerman                                               0                 0
August Faske                                                     0                 0
All current directors who are executive officers                 0                 0
All current executive officers                                   0                 0
All employees who are not executive officers or directors      8,105            $19,711
                                                               -----            -------
Total                                                          8,105            $19,711
                                                               =====            =======


           (1) The dollar value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of zero; expected volatility 85%; risk-free interest rate of 5.14%; and expected option life of seven years.

         The Board of Directors believes that the proposed increase in the amount of Common Stock that may be awarded under the 1996 Incentive Stock Plan is advisable to maximize the flexibility of the Company with regard to providing the Company and its subsidiaries with a means to attract and retain qualified individuals, to provide incentive compensation opportunities that are competitive with other similar companies, and to provide incentives to participants in the plans to help assist in the company's long-term profitable growth.

         THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF CAPITAL STOCK VOTE "FOR" AN AMENDMENT TO THE 1996 Incentive Stock Plan TO AUTHORIZE SUCH INCREASE.

ITEM  5- APPROVAL OF AMENDMENTS TO 2000 NON-EMPLOYEE DIRECTOR OPTION PLAN

 Amendment to the Company's 2000 Non-Employee Director Option Plan to Increase Amount of Shares Awarded Under Such Plan and Amount of Annual Automatic Award

         The 2000 Non-Employee Director Option Plan provides for the grant of non-qualified stock options to non-employee directors of the Company. On March 19, 2002, the Board of Directors of the Company approved, and is recommending to the holders of capital stock, amendments to the 2000 Non-Employee Director Option Plan of the Company, pursuant to which (i) the amount of shares of Common Stock that may be awarded under the 2000 Non-Employee Director Option Plan will be increased by 450,000 shares, from 300,000 shares to 750,000 shares, and (ii) the number of shares of Common Stock that may be acquired pursuant to annual options automatically granted to non-employee directors of the Company will be increased by 5,000 shares, from 10,000 shares to 15,000 shares. The specific proposed amendments to the 2000 Non-Employee Director Option Plan are attached as Appendix D to this proxy statement. If this increase is ratified by the holders of capital stock of the Company, the Company will be required at all times to reserve a sufficient number of shares of Common Stock to meet the requirements of the 2000 Non-Employee Director Option Plan.

         Currently, approximately six directors are eligible to participate in the 2000 Non-Employee Director Option Plan. The number of participants could increase based upon future growth by the Company. It is not possible to state the persons who will receive options or awards under the 2000 Non-Employee Director Option Plan in the future. The following table provides information with respect to options granted since the beginning of fiscal year 2001 under the 2000 Non-Employee Director Option Plan to each of the current non-employee directors.

              Name                                   Number of Options      Dollar Value(1)
              -----                                  -----------------      ---------------
              Jay M. Haft                                 10,000                $11,703
              Zubeen Shroff                                - 0 -                 - 0 -
              Bruce F. Wesson                              - 0 -                 - 0 -
              John H. Ables, M.D.                         10,000                $11,703
              Richard O. Martin, Ph.D.                    10,000                $11,703
              Joel S. Kanter                              10,000                $11,703
                                                          ------                -------
              Total                                       40,000                $46,812
                                                          ======                =======


          (1) The dollar value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of zero; expected volatility 85%; risk-free interest rate of 5.28%; and expected option life of ten years.

         The Board of Directors believes that the proposed increase in the amount of Common Stock that may be awarded and the increase in the amount of Common Stock included in each automatic award under the 2000 Non-Employee Director Option Plan is advisable to maximize the flexibility of the Company with regard to providing the Company and its subsidiaries with a means to attract and retain qualified non-employee directors.

         THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF CAPITAL STOCK VOTE "FOR" AN AMENDMENT TO THE 2000 NON-EMPLOYEE DIRECTOR OPTION PLAN TO AUTHORIZE SUCH INCREASES.

ITEM 6 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Company has appointed KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2002. Services provided to the Company and its subsidiaries by KPMG LLP in 2001 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, and consultations on various tax and accounting matters.

         Representatives of KPMG LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2002.

         In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

         KPMG LLP are the principal accountants of the Company. KPMG LLP provides tax advice to the Company and its subsidiaries. The Audit Committee of the Board has considered whether the provision of non-audit services is compatible with maintaining KPMG LLP's independence.

         The accounting firm of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") served as independent accountant for the Company from 1992 until dismissed by the Company on September 19, 2001. The decision to change accountants was recommended by the Audit Committee of the Board. PricewaterhouseCoopers' report on the financial statements of the Company for each of the years ended December 31, 2000 and 1999 contain no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, or as to any other matter. Furthermore, during the Company's two most recent fiscal years and any subsequent interim periods, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or accounting scope or procedure, which disagreement if not resolved to the satisfaction of PricewaterhouseCoopers would have caused them to make reference thereto in their reports on the financial statements of the Company for such years. Additionally, no reportable event as defined in paragraph 304 of Regulations S-K promulgated by the Securities and Exchange Commission occurred during the years ended December 31, 2000 and 1999 or any subsequent interim period.

Audit Fees

         KPMG LLP billed the Company and its subsidiaries approximately $72,000 for the following professional services: audit of the annual financial statements of the Company for the fiscal year ended December 31, 2001, and review of the interim financial statements included in quarterly reports on Form 10-Q for the period ended September 29, 2001. In addition, KPMG LLP billed the Company approximately $28,000 for other audit services related to accounting and auditing issues connected with the Company's acquisition of Chattanooga Group, Inc.

All Other Fees

         KPMG LLP billed the Company and its subsidiaries approximately $4,000 for other services for the fiscal year ended December 31, 2001, all of which were domestic tax services related to consulting on federal, state and local tax matters.

                                  OTHER MATTERS

         As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. In the event that any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

         Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

         Proposals of Stockholders. If you wish to submit a proposal for possible inclusion in the Company's 2003 proxy material, the Company must receive your notice, in accordance with the rules of the Securities and Exchange Commission, on or before January 12, 2003.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following information is incorporated by reference from the Company's annual Report on Form 10-K for the fiscal year ended December 31, 2001, a copy of which accompanies this proxy statement:

         (a)      Financial Statements

                  (i)      Independent Auditors Reports.

                  (ii) Consolidated Balance Sheets as of December 31, 2001 and 2000.

                  (iii) Consolidated Statement of Operations for the years ended December 31, 2001, 2000 and 1999.

                  (iv) Consolidated Statement of Stockholders' Equity for the years ended December 31, 2001, 2000 and 1999.

                  (v) Consolidated Statement of Cash Flow for the years ended December 31, 2001, 2000 and 1999.

                  (vi)     Notes to Consolidated Financial Statements.

         (b) Management's Discussion and Analysis of Financial Condition and Results of Operations.

         Also incorporated by reference herein is the Company's Form 8-K filed on February 25, 2002 as amended on Form 8-K/A on April 16, 2002.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

                                            By order of the Board of Directors,
                                            /s/ Harry L. Zimmerman
                                            Harry L. Zimmerman
                                            Corporate Secretary

April 16, 2002

                                   APPENDIX A
                              FINANCIAL STATEMENTS

(a)      Pro forma financial information.

         INDEX TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
         Unaudited Pro Forma Condensed Combined Balance Sheet                                                   24
         Unaudited Pro Forma Condensed Combined Statement of Operations                                         25
         Notes to Condensed Combined Pro Forma Financial Statements                                             26

(b)      Financial statements of business acquired.

         INDEX TO FINANCIAL STATEMENTS OF CHATTANOOGA GROUP, INC.
          Report of Independent Public Accountants                                                              29
          Consolidated Balance Sheets at June 30, 2001 and 2000                                                 30
          Consolidated Statements of Operations for the Years Ended June 30, 2001, 2000 and 1999                31
          Consolidated Statements of Stockholders' Equity for the Years Ended June 30, 2001, 2000 and 1999      31
          Consolidated Statements of Cash Flows for the Years Ended June 30, 2001, 2000 and 1999                32
          Notes to Consolidated Financial Statements                                                            33

          Unaudited Condensed Consolidated Balance Sheet at December 31, 2001                                   41
          Unaudited Condensed Consolidated Statements of Operations for the Six Months Ended December 31,
               2001 and 2000                                                                                    42
          Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended December 31,
               2001 and 2000                                                                                    42
          Notes to Unaudited Condensed Financial Statements                                                     43

UNAUDITED PRO FORMA FINANCIAL DATA

The following presents summary unaudited combined pro forma financial data of Encore Medical Corporation (the "Company"), and Chattanooga Group, Inc. ("Chattanooga"). The combined pro forma statement of operations was prepared as if the acquisition of Chattanooga by the Company (the "Acquisition"), occurred on January 1, 2001.

The historical data of the Company for the fiscal year ended December 31, 2001 have been derived from the Company's audited consolidated financial statements. The historical data of Chattanooga for the fiscal year ended December 31, 2001 have been derived from Chattanooga's audited consolidated financial statements for the years ended June 30, 2001, as well as Chattanooga's unaudited consolidated financial statements for the six-month period ended December 31, 2001. The unaudited combined pro forma balance sheet and statement of operations are based on assumptions and includes adjustments as explained in the notes thereto.

The summary unaudited combined pro forma financial data does not necessarily reflect the results of operations of the Company and Chattanooga that actually would have resulted had the Acquisition been consummated as of the date referred to above. Accordingly, such data should not be viewed as fully representative of the past performance of the Company or Chattanooga or indicative of future results.

The summary unaudited combined pro forma financial data should be read together with the Financial Statements and Notes of the Company and Chattanooga included elsewhere and herein.

                           ENCORE MEDICAL CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                December 31, 2001
                        (In Thousands, Except Share Data)

                                                           Encore
                                                           Medical        Chattanooga
                                                         Corporation      Group, Inc.            Adjustments           Total
                                                         -----------      -----------        --------------------    ----------
                        ASSETS

Cash and cash equivalents                                    $5,401           $556           ($3,198) (a),(d),(e),       $2,759
                                                                                                      (f),(g)

Accounts receivable, net                                      5,828          7,587                 -                     13,415
Inventories, net                                             22,911          7,984                 -                     30,895
Deferred tax assets                                           2,461            301                 -                      2,762
Prepaid expense and other current assets                      1,327            874               201  (a),(e),(f)         2,402
                                                         -----------      -----------        ---------               ----------
 Total Current Assets                                        37,928         17,302            (2,996)                    52,234

Property, plant and equipment, net                            7,233          4,621                 -                     11,854
Intangible assets, net                                        6,044            349            22,639  (c)                29,032
Other noncurrent assets                                         457             54             2,000  (i)                 2,511
                                                         -----------      -----------        ---------               ----------
                                                            $51,662        $22,326           $20,942                    $94,930
                                                         ===========      ===========        =========               ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                             $2,737         $2,278                $0                     $5,015
Accrued liabilities                                           3,355          3,515                 -                      6,870
Current portion of long-term debt                             9,975          1,515            (8,087)  (d),(g)            3,403
                                                         -----------      -----------        ---------               ----------
 Total Current Liabilities                                   16,067          7,308            (8,087)                    15,288

Capital lease payable                                           127             34                 -                        161
Notes payable                                                 2,724          4,369            31,166  (d),(e),(f),(h)    38,259
Other long term liabilities                                     567            329              (178) (d)                   718
                                                         -----------      -----------        ---------               ----------
 Total Liabilities                                           19,485         12,040            22,901                     54,426

Series A Preferred Stock                                     12,840              -                 -                     12,840
Common stock                                                     11            618              (618) (b)                    11
Additional paid-in capital                                   22,052          5,943             2,384  (a),(b),(h),(i)    30,379
Deferred compensation                                           (56)             -                 -                        (56)
Notes receivable for sale of common stock                    (1,187)             -                 -                     (1,187)
Retained earnings                                               560          5,431            (5,431) (b)                   560
Other comprehensive income (loss)                                 -           (178)              178  (b)                     -
Less  treasury stock                                         (2,043)        (1,528)            1,528  (b)                (2,043)
                                                         -----------      -----------        ---------               ----------
 Total Stockholders' Equity                                  32,177         10,286            (1,959)                    40,504
                                                         -----------      -----------        ---------               ----------
 Total Liabilities and Stockholders' Equity                 $51,662        $22,326           $20,942                    $94,930
                                                         ===========      ===========        =========               ==========

                           ENCORE MEDICAL CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2001
                                 (In Thousands)

                                              Encore
                                              Medical         Chattanooga
                                            Corporation       Group, Inc.             Adjustments             Total
                                            ------------      -----------          ------------------     ------------
 Sales                                           $42,721        $49,382                 $0                   $92,103
 Cost of sales                                    17,852         29,811                  -                    47,663
                                            ------------      -----------          ----------             ------------
  Gross margin                                    24,869         19,571                  -                    44,440

Operating expenses:
  Research and development                         1,732          1,371                  -                     3,103
  Selling, general & administrative               19,865         11,365                  -                    31,230
  Other charges                                    1,623              -                  -                     1,623
                                            ------------      -----------          ----------             ------------
  Total Operating Expenses                        23,220         12,736                  -                    35,956
                                            ------------      -----------          ----------             ------------

  Operating Income                                 1,649          6,835                                        8,484
 Interest income                                     186              -                  -                       186
 Interest expense                                 (1,299)          (671)            (5,266) (k) - (o)         (7,236)
 Other, net                                          229           (744)              (463) (j)                 (978)
                                            ------------      -----------          ----------             ------------
 Income before taxes                                 765          5,420             (5,729)                      456
 Provision for income taxes                          217            963             (1,011) (p)                  169
                                            ------------      -----------          ----------             ------------

  Net income                                         548          4,457             (4,718)                      287

  Beneficial conversion feature                   (3,706)             -                  -                    (3,706)
                                                                                                                   -
                                            ------------      -----------          ----------             ------------
 Net income (loss) available to
    common stockholders                          ($3,158)        $4,457            ($4,718)                  ($3,419)
                                            ============      ===========          ==========             ============

 Earnings (Loss) Per Share:

    Basic                                         ($0.34)                                                     ($0.36)
    Diluted                                       ($0.34)                                                     ($0.36)

 Shares used:

    Basic                                          9,355                                                       9,355
    Diluted                                        9,355                                                       9,355

            NOTES TO CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENT
                      (In thousands, except per share data)

1.       BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined balance sheet of Encore Medical Corporation ("EMC" or the "Company") as of December 31, 2001 reflects the acquisition of Chattanooga Group, Inc. and Subsidiaries ("Chattanooga") as if it has occurred on that date.

The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 reflects the acquisition of Chattanooga as if it had occurred on January 1, 2001.

The unaudited pro forma financial information gives effect to the acquisition using the purchase method of accounting. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma financial information and are based upon preliminary available information and upon certain assumptions made by management. Accordingly, the pro forma adjustments reflected in the unaudited pro forma financial information are preliminary and subject to revision. Such revision could be material.

On February 8, 2002, EMC acquired all of the issued and outstanding shares of capital stock of Chattanooga pursuant to a Stock Purchase Agreement for a cash purchase price of $31,500. This price is subject to adjustment, if any, based on the change in the net worth of Chattanooga between October 1, 2001 and February 8, 2002. In order to finance this acquisition, EMC entered into a Credit Agreement (the "Credit Agreement") with Bank of America, N.A. for maximum borrowings up to $30,000, subject to limitations based upon the Company's Borrowing Base, as defined, and a Note and Equity Purchase Agreement (the "Note Agreement") with CapitalSource Finance LLC ("CSF") for $24,000.

In connection with this acquisition and financing, EMC paid off the outstanding balances of certain Chattanooga debt approximating $5,000. EMC also repaid all amounts outstanding under its current revolving credit facility with proceeds from a similar revolving credit facility as part of the Bank of America Credit Agreement. As of February 8, 2002, EMC had borrowed approximately $18,000 under the Credit Agreement and $24,000 under the Note Agreement.

Pursuant to the terms of the Note Agreement, the Company issued a warrant to CapitalSource Holdings LLC ("CSH"), pursuant to which CSH has the right to acquire for a period of five years up to an aggregate of 2,198,614 shares of the Company's Common Stock (the "Warrants"). Further, under the terms of the Note Agreement, if the Company fails to generate certain amounts of earnings before interest, taxes, deprecation and amortization, the Company would have the right, commencing on March 31, 2003 and ending on August 15, 2003, to prepay without penalty up to $6,000 of the aggregate principal under the Note Agreement. If the Company exercises this right, then a pro-rata portion of the Warrants (the "Conveyed Warrants") will be conveyed by CSH to the Galen Entities. In the event the Company has the right to prepay but does not choose to exercise this right, then the Galen Entities will purchase the amount of Notes that the Company has the right to prepay. In the event the Galen Entities purchase any Notes from CSF, then upon such purchase, (a) those Notes will automatically convert into additional shares of Series A Preferred Stock and (b) a pro-rata portion of the Warrants will also be conveyed by CSH to the Galen Entities.

The Galen Entities and CSF have entered into an agreement (the "CSF/Galen Agreement") to evidence certain of the foregoing obligations. As an inducement for the Galen Entities to enter into the CSF/Galen Agreement, the Company granted the Galen Entities options dated as of February 8, 2002 (the "Galen Options") to acquire up to the number of shares of Common Stock which have a value equal to $6,000,000, at an exercise price equal to the greater of $3.50 per share or one-half of the trailing ten-day average closing price of the Common Stock on the date of exercise. If the Galen Entities choose to exercise the Galen Options, then any Conveyed Warrants will automatically be terminated. Conversely, if the Galen Entities choose to exercise any Conveyed Warrants, then the Galen Options will automatically be terminated. The Galen Options will otherwise automatically terminate on the earlier of (i) the 30th day following the date the Galen Entities are no longer obligated to purchase any Notes under the CSF/Galen Agreement, (ii) the date the Galen Entities acquire any senior subordinated notes or (iii) August 15, 2003.

The total purchase price paid for Chattanooga approximating $32,924, including cash payments of $31,500, and issuance costs of approximately $1,424, was preliminary allocated as follows based upon the fair value of the assets acquired and liabilities assumed (dollars in thousands):

        Current assets                                  $ 17,302
        Tangible and other noncurrent assets               5,023
        Liabilities assumed                             (12,040)
        Intangible assets                                 13,641
        Goodwill                                           8,998
                                                   --------------
                                                        $ 32,924
                                                   ==============

The tangible assets are being depreciated over their useful lives of three to twenty-five years. The acquired intangible assets consist of the following, and are being amortized over their estimated economic life, where applicable:

              Asset class                  Fair value        Wtd. Avg. Useful life
---------------------------------------- ---------------    ------------------------
Patents                                      $ 1,699               11 years
Trademarks/ Trade names                        6,426              Indefinite
Distributor network                            5,277               20 years
Goodwill                                       9,237              Indefinite
                                         ---------------
                                             $22,639
                                         ===============

2.       PRO FORMA ADJUSTMENTS

The pro forma adjustments to the unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2001 are as follows:

Pro Forma Balance Sheet

(a) Adjustment to record the original purchase price of $31,500 and approximately $1,424 of acquisition costs, comprised of cash payments of approximately $221, reversal of prepaid acquisition costs of approximately $772, and the issuance of approximately $431 of Company common stock.

(b) Adjustment to eliminate the Chattanooga equity accounts in purchase accounting.

(c) Adjustment to record goodwill and other intangible assets of approximately $22,639.

(d) Adjustment to record pay down of Chattanooga debt totaling $5,979 including $1,515 of current portion of long-term debt, $4,286 of notes payable and $178 of other long-term liabilities. Actual payoff of Chattanooga debt on February 8, 2002 was approximately $5,000.

(e) Adjustment of $18,048 to record proceeds from Bank of America financing and debt issuance costs of $300.

(f) Adjustment of $24,000 to record proceeds from CSF financing, and debt issuance costs of $673.

(g) Adjustment of $6,572 to record the pay down of EMC's existing line of credit with proceeds from the Bank of America Credit Agreement.

(h) Adjustment to record the issuance of the Warrants at an estimated fair value of $6,596.

(i) Adjustment to record the issuance of the Galen Options at an estimated fair value of $1,300.

Pro Forma Statement of Operations

(j) Adjustment of $463 to record one year of amortization of acquired intangible assets.

(k) Adjustment of $1,319 to record one year of amortization of the Warrants.

(l)      Adjustment of $260 to record one year of amortization of Galen Options.

(m) Adjustment of $4,625 to record one year of interest expense on the outstanding Bank of America and CSF debt.

(n) Adjustment of $478 to record reduction of interest expense for pay down of Chattanooga debt.

(o) Adjustment of $460 to record reduction of interest expense for pay down of EMC line of credit.

(p)      Adjustment to reflect a combined effective tax rate of approximately
         37%.

Chattanooga Group, Inc. and Subsidiaries

Consolidated Financial Statements as of
June 30, 2001, 2000 and 1999
Together With Auditors' Report

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Chattanooga Group, Inc.:

We have audited the accompanying consolidated balance sheets of CHATTANOOGA GROUP, INC. (a Delaware corporation) and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 2001. These financial statements are the responsibility of Chattanooga's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chattanooga Group, Inc. and subsidiaries as of June 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2001 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Chattanooga, Tennessee

September 12, 2001
(Except for matters discussed
  in Note 15, as to which the
  date is February 8, 2002)

                    CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 2001 AND 2000
                        (In Thousands, Except Share Data)

                               ASSETS                                             2001       2000
==========================================================================      ========   ========
CURRENT ASSETS:
    Cash                                                                        $    402   $    564
    Accounts receivable, less allowance for doubtful accounts of
       $432 and $567 in 2001 and 2000, respectively                                6,285      5,791
    Inventories                                                                    7,594      7,163
    Prepaid expenses and other                                                       493        463
    Deferred income taxes                                                             51        145
                                                                                --------   --------
                 Total current assets                                             14,825     14,126
                                                                                --------   --------

PROPERTY, PLANT AND EQUIPMENT, at cost:

    Land and land improvements                                                     1,010      1,010
    Buildings                                                                      4,399      4,399
    Machinery and equipment                                                        4,966      5,453
    Furniture and fixtures                                                         2,385      1,942
                                                                                --------   --------
                                                                                  12,760     12,804
    Less accumulated depreciation and amortization                                (7,807)    (7,291)
                                                                                --------   --------
                                                                                   4,953      5,513
                                                                                --------   --------

OTHER ASSETS:

    Intangibles, net of accumulated amortization of $1,094 and $1,010 in
       2001 and 2000, respectively                                                   368        277
    Other                                                                             65         11
                                                                                --------   --------
                                                                                     433        288
                                                                                --------   --------
                 Total assets                                                    $20,211    $19,927
                                                                                 =======    =======


                LIABILITIES AND STOCKHOLDERS' EQUITY                              2001       2000
==========================================================================      ========   ========
CURRENT LIABILITIES:
    Current maturities of long-term obligations                                $     485   $    524
    Current maturities of capital lease obligations                                   65        117
    Bank overdraft                                                                    90        321
    Advances under line of credit                                                      0      2,111
    Trade accounts payable                                                         3,011      2,586
    Other accrued liabilities                                                      3,814      2,960
                                                                                --------   --------
                 Total current liabilities                                         7,465      8,619
                                                                                --------   --------
LONG-TERM OBLIGATIONS, less current maturities                                     4,946      5,413
                                                                                --------   --------
CAPITAL LEASE OBLIGATIONS, less current maturities                                    69        134
                                                                                --------   --------
DEFERRED INCOME TAXES                                                                 51        145
                                                                                --------   --------
COMMITMENTS AND CONTINGENCIES (Notes 14 and 15)

STOCKHOLDERS' EQUITY:
    Common stock of $.25 par value:
       Class A voting stock, 100,000 authorized; 75,395 issued and
           outstanding                                                                19         19
       Class B nonvoting stock, 3,900,000 authorized; 2,396,701 issued
           and outstanding                                                           599        599
    Contributed capital                                                            5,943      5,943
    Retained earnings (deficit)                                                    2,767       (942)
    Treasury stock, at cost (19,126 shares of Class A in 2001 and
       364,234 and 840 shares of Class B in 2001 and 2000,
       respectively)                                                              (1,528)        (3)
    Cumulative other comprehensive income (loss)                                    (120)         0
                                                                                --------   --------
          Total stockholders' equity                                               7,680      5,616
                                                                                --------   --------
                 Total liabilities and stockholders' equity                      $20,211    $19,927
                                                                                 =======    =======

 The accompanying notes are an integral part of these consolidated statements.

                    CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                                 (In Thousands)

                                                                               2001          2000          1999
                                                                             ========     =========     =========
NET SALES                                                                     $46,411       $39,798       $36,890
COST OF SALES                                                                  29,374        27,279        25,693
                                                                             --------     ---------     ---------
                 Gross profit                                                  17,037        12,519        11,197

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                   12,163        10,808        10,665
                                                                             --------     ---------     ---------
INCOME FROM OPERATIONS                                                          4,874         1,711           532
                                                                             --------     ---------     ---------
OTHER EXPENSE:
    Interest expense, net                                                         793           938           939
    Other, net                                                                    206           114            71
                                                                             --------     ---------     ---------
                 Income (loss) before income tax expense                        3,875           659          (478)
INCOME TAX EXPENSE                                                                166           155            78
                                                                             --------     ---------     ---------
NET INCOME (LOSS)                                                            $  3,709     $     504     $    (556)
                                                                             ========     =========     =========

 The accompanying notes are an integral part of these consolidated statements.



                    CHATTANOOGA GROUP, INC. AND SUBSIDIARies
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                        (In Thousands, Except Share Data)

                                           Class A      Class B                                              Cumulative
                                            Voting     Nonvoting                    Retained                   Other
                                            Common      Common      Contributed     Earnings    Treasury    Comprehensive
                                            Stock        Stock        Capital      (Deficit)      Stock     Income (Loss)    Total
                                            =====        =====        =======      =========    =======     =============   ======
BALANCE, June 30, 1998                       $19          $499         $5,043       $ (890)        $ (3)       $4,663           (5)
  Net loss                                     0             0              0         (556)           0             0         (556)
  Currency translation adjustment              0             0              0            0            0             5            5
                                            -----        -----        -------      ---------    -------     -------------   ------
BALANCE, June 30, 1999                        19           499          5,043       (1,446)          (3)            0        4,112

  Net income                                   0             0                         504            0             0          504
  Issuance of 400,000 common shares            0           100            900            0            0             0        1,000
                                            -----        -----        -------      ---------    -------     -------------   ------
BALANCE, June 30, 2000                        19           599          5,943         (942)          (3)            0        5,616

  Net income                                   0             0              0        3,709            0             0        3,709
  Currency translation adjustment              0             0              0            0            0            (3)          (3)
  Purchase of 382,520 treasury shares          0             0              0            0       (1,525)            0       (1,525)
  Change in fair value of interest rate        0             0              0            0            0          (117)        (117)
       swap
                                            -----        -----        -------      ---------    -------     -------------   ------
BALANCE, June 30, 2001                       $19          $599         $5,943       $2,767      $(1,528)        $(120)      $7,680
                                            =====        =====        =======      =========    =======     =============   ======

  The accompanying notes are an integral part of these consolidated statements.

                    CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                                 (In Thousands)

                                                                                     2001         2000        1999
                                                                                    =======     ========     =======
CASH FLOWS FROM OPERATING ACTIVITIES:

    Net income (loss)                                                                $3,709     $    504     $  (556)
    Adjustments to reconcile net income (loss) to net cash provided by operating activities:
          Depreciation and amortization                                               1,296        1,360       1,453
          Foreign exchange (gain) loss                                                   15            0          (4)
          Loss on sale of equipment                                                       0            0          44
          Changes in operating assets and liabilities:
              Accounts receivables, net                                                (494)        (487)       (250)
              Inventories                                                              (231)       1,062          30
              Prepaid expenses and other                                                (30)        (319)        283
              Trade accounts payable                                                    425         (199)        322
              Other accrued liabilities                                                 737          503        (194)
              Other, net                                                                (54)          25           0
                                                                                    -------     --------     -------
                 Net cash provided by operating activities                            5,373        2,449       1,128
                                                                                    -------     --------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:

    Purchases of property, plant and equipment                                         (627)        (528)     (1,305)
    Proceeds from sale of property, plant and equipment                                   0           26          21
    Cash paid for acquisition                                                          (400)           0           0
                                                                                    -------     --------     -------
                 Net cash used in investing activities                               (1,027)        (502)     (1,284)
                                                                                    -------     --------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:

    Repayments of long-term obligations                                                (641)      (3,782)     (1,136)
    Net repayments (advances) under line of credit                                   (2,111)      (2,934)        292
    Borrowings under long-term obligations                                               18        4,229         650
    Proceeds from issuance of common stock                                                0        1,000           0
    Purchase of treasury stock                                                       (1,525)           0           0
    Debt issuance costs                                                                   0         (186)          0
    Increase (decrease) in bank overdraft                                              (231)          66         (11)
                                                                                    -------     --------     -------
                 Net cash used in financing activities                               (4,490)      (1,607)       (205)
                                                                                    -------     --------     -------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                 (18)           0           9
                                                                                    -------     --------     -------
NET INCREASE (DECREASE) IN CASH                                                        (162)         340        (352)
CASH, beginning of year                                                                 564          224         576
                                                                                    -------     --------     -------
CASH, end of year                                                                   $   402     $    564     $   224
                                                                                    =======     ========     =======

SUPPLEMENTAL DISCLOSURE OF SIGNIFICANT NONCASH INVESTING AND FINANCING
    ACTIVITIES:
       New equipment under capital lease financing                                  $     0     $    175   $       0
                                                                                    =======     ========     =======


 The accompanying notes are an integral part of these consolidated statements.

                    CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 2001, 2000 AND 1999
                      (In Thousands, Except Per Share Data)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Chattanooga Group, Inc. and its wholly-owned subsidiaries (collectively referred to as "Chattanooga") including Chattanooga Europe b.v.b.a, Chattanooga Pacific Pty. Ltd. and Chattanooga International, Inc., an Interest Charge Domestic International Sales Corporation as defined by Internal Revenue Code Section 995. All significant intercompany balances and transactions have been eliminated.

In fiscal year 2000, the Board of Directors approved a restructuring plan, whereby Chattanooga dissolved Chattanooga International, Inc. The restructuring was complete as of June 30, 2001.

In fiscal year 1999, the Board of Directors approved a restructuring plan, whereby Chattanooga would close its Chattanooga Pacific Pty. Ltd. operations. Chattanooga recorded a one-time charge of $438 in 1999 related to the restructuring, which is included in selling, general and administrative expenses in the consolidated statement of operations. The restructuring was complete as of June 30, 2001.

Nature of Operations

Chattanooga manufactures and sells physical therapy, chiropractic and home care products to many fields of physical medicine including physical therapy and chiropractic clinics, hospitals, athletic training facilities and home healthcare providers. Chattanooga sells mainly through dealers, and services a world-wide market that includes virtually all major countries in the world.

A substantial part of Chattanooga's net revenues are derived from sales of products to health service professionals and organizations reimbursed by commercial insurers, health maintenance organizations and other third-party payors, including reimbursement pursuant to the Medicare and Medicaid programs.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

Assets and liabilities of Chattanooga Europe b.v.b.a. and Chattanooga Pacific are translated to United States dollars at year-end exchange rates. Income and expense items are translated at average rates of exchange prevailing during the year. Translation adjustments are accumulated as a separate component of stockholders' equity. Gains and losses which result from foreign currency transactions are included in the accompanying consolidated statements of operations.

Bank Overdraft

Bank overdraft includes checks outstanding in excess of certain cash balances.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out method. Inventory costs are comprised of material, direct labor and manufacturing overhead.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. When retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income. Depreciation for financial reporting purposes is provided for using the straight-line method over lives ranging from three to twenty-five years. For fiscal 2001, 2000 and 1999, Chattanooga recognized approximately $1,212, $1,306 and $1,353, respectively, in depreciation expense.

Amortization of Intangibles

The costs of patents, trademarks and manufacturing and distribution rights are amortized on a straight-line basis over the estimated useful lives of the assets. At June 30, 2001, the estimated useful lives range from three to nine years. Chattanooga continually evaluates whether events and circumstances have occurred that may warrant revision of the remaining useful lives of intangibles or that would indicate the remaining balances may not be recoverable. For fiscal 2001, 2000 and 1999, Chattanooga recognized approximately $84, $54 and $100, respectively, in amortization expense.

Derivative Financial Instruments

Effective July 1, 2000, Chattanooga adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). The impact of adopting SFAS 133 was not material.

Stock-Based Compensation

Chattanooga accounts for its stock-based compensation plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25). Chattanooga has adopted the disclosure option of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123).

Advertising Expenses

Chattanooga expenses production costs of advertising as incurred. Advertising expense for fiscal 2001, 2000 and 1999 was $419, $540 and $411, respectively.

Research and Development Costs

Research and development costs are expensed as incurred. Such costs were approximately $668, $540 and $1,070 in 2001, 2000 and 1999, respectively.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current period's presentation.

Revenue Recognition

Revenue is recognized when Chattanooga's products are shipped to its customers.

Shipping and Handling Costs

Chattanooga classifies shipping and handling costs billed to the customers as revenues and costs related to shipping and handling as cost of sales.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001, to be accounted for using the purchase method. SFAS No. 142 eliminates the amortization of goodwill over its estimated useful life and requires an assessment of impairment by applying a fair-value-based test on at least an annual basis. The provisions of SFAS No. 142 are effective for fiscal years beginning after December 15, 2001. Chattanooga has elected to early adopt SFAS No. 142, resulting in an effective date and transition of July 1, 2001. Management does not believe SFAS No. 142 will have a material impact on its financial position or results of operations.

2.       INVENTORIES

Inventories as of June 30, 2001 and 2000 are as follows:

                                                         2001        2000
                                                        ======      ======
                 Raw materials                          $3,282      $3,587
                 Work-in-progress                        1,182       1,676
                 Finished goods                          3,130       1,900
                                                        ------      ------
                                                        $7,594      $7,163
                                                        ======      ======

3.       DEBT AND OTHER LONG-TERM OBLIGATIONS

Long-term obligations as of June 30, 2001 and 2000 are as follows:



                                                                                            2001        2000
                                                                                           ======      ======
        Term note payable in monthly installments of $7 plus accrued interest beginning September 1999, and balance due August 1, 2004, at the
            bank's base rate plus .50%, (7.25% at June 30, 2001)                            $ 268       $ 353

        Term note payable in monthly principal installments of $31 plus accrued interest beginning September 1999, and balance due August 1, 2004,
            at the bank's base rate plus .50% (7.25% at June 30, 2001)                      3,047       3,420

        Term note payable in monthly  principal  installments  of $2 plus accrued interest  beginning  June 2000,  and balance due May 1,  2003, at the
            bank's base rate plus .50% (7.25% at June 30, 2001)                                48          73

        Subordinated  notes to related party,  principal and accrued interest due
            July 1, 2005, at a fixed rate of 8.50%                                          1,950       1,950

        Other                                                                                 118         141
                                                                                           ------      ------
                                                                                            5,431       5,937
        Less current maturities                                                             (485)       (524)
                                                                                           ------      ------
                                                                                           $4,946      $5,413
                                                                                           ======      ======

During fiscal 1998, Chattanooga entered into a capital lease obligation for certain computer equipment. In connection with the acquisition of additional computer equipment, Chattanooga extended a portion of this lease during fiscal 2000. At June 30, 2001, Chattanooga has $673 included in property, plant and equipment relating to this lease with current year depreciation expense of $99 and accumulated depreciation of $348. The capital lease obligation was $134 and $251 at June 30, 2001 and 2000, respectively, with current maturities of $65 in fiscal 2002.

Chattanooga maintains a revolving line of credit, which bears interest at .25% above the bank's base rate (7.00% at June 30, 2001) and expires December 31, 2002. The revolving line of credit permits borrowings of the lesser of $6,000, or the borrowing base, as defined in the agreement, subject to a $40 letter of credit. No amounts were outstanding under the revolving line of credit at June 30, 2001.

The future maturities of long-term obligations, including the capital lease obligation outstanding as of June 30, 2001, are as follows:

                                     Long-Term      Capital Lease
                                    Obligations       Obligation
                                    ===========     =============
                         2002          $ 485             $65
                         2003            481              69
                         2004            455               0
                         2005          1,942               0
                         2006          1,950               0
                   Thereafter            118               0

The loan agreements for the line of credit and term notes contain certain restrictive covenants including, among other restrictions, required maintenance of minimum levels of tangible net worth and limitations on the payment of dividends or repurchase of common stock. The bank also requires Chattanooga to maintain a restricted cash balance of $250, which is included in cash on the consolidated balance sheet as of June 30, 2001.

Substantially all assets of Chattanooga are pledged as collateral on the above revolving line of credit and term notes.

In October 1996, Chattanooga entered into a term loan with the majority shareholder. Maximum borrowings under the term loan are $1,500. The term loan is due on July 1, 2005, subject to the terms of a subordination agreement with Chattanooga's senior lender. Interest is payable quarterly at a fixed rate of 8.5%. Borrowings outstanding were $1,300 at June 30, 2001 and 2000. Interest expense for the years ended June 30, 2001, 2000 and 1999 was $111, $117 and $111, respectively. Accrued interest at June 30, 2001 and 2000 is $492 and $380, respectively, and is included in other accrued liabilities on the consolidated balance sheet.

In December 1998, Chattanooga entered into a term loan with the majority shareholder. The term loan is due on July 1, 2005, subject to the terms of a subordination agreement with Chattanooga's senior lender. Interest is payable quarterly at a fixed rate of 8.5%. Borrowings outstanding were $650 at June 30, 2001 and 2000. Interest expense for the years ended June 30, 2001, 2000 and 1999 was $55, $55 and $28, respectively. Accrued interest at June 30, 2001 and 2000 is $138 and $83, respectively, and is included in other accrued liabilities on the consolidated balance sheet.

Subsequent to June 30, 2001, Chattanooga paid all cumulative accrued interest due on the notes to the majority shareholder.

Total interest paid during the years ended June 30, 2001, 2000 and 1999 was $663, $796 and $888, respectively.

4.       INCOME TAXES

The principal temporary differences which give rise to deferred tax assets and liabilities at June 30, 2001 and 2000 result from differences in financial and income tax reporting for allowance for doubtful accounts, property, plant and equipment, deferred revenue and certain accruals. The total of all deferred tax assets and deferred tax liabilities recognized at June 30, 2001 and 2000 consist of the following:

                                                          2001          2000
                                                         ======        ======
        Deferred tax assets                              $1,467        $2,980
        Less:  Valuation allowance                         (991)       (2,373)
                                                         ------        ------
                                                            476           607
        Deferred tax liabilities                           (476)         (607)
                                                         ------        ------
                         Net deferred tax asset          $    0        $    0
                                                         ======        ======

The difference between the income tax expense at the statutory income tax rate and the effective tax rate for the years ended June 30, 2001, 2000 and 1999 is due principally to the utilization of net operating losses to reduce income tax expense. A valuation allowance was recorded in 2001 and 2000 due to management's belief that it is more likely than not that all deferred tax assets will not be realized. During 2001, Chattanooga fully utilized its net operating loss carryforwards of approximately $3,936. Due to the 100% valuation allowance, the total provision for 2001, 2000 and 1999 represents the current provision.

Total income taxes paid for the years ended June 30, 2001, 2000 and 1999 were approximately $68, $113 and $55, respectively.

5.       FAIR VALUE OF FINANCIAL INSTRUMENTS

Unless otherwise indicated elsewhere in the notes to the consolidated financial statements, the carrying value of Chattanooga's financial instruments approximates fair value.

 6.      ACQUISITIONS

Effective May 11, 2001, Chattanooga purchased certain assets for an aggregate purchase price of $400. The acquisition was accounted for under the purchase method of accounting. The excess of the purchase price over the estimated fair value of the assets acquired of approximately $175 was allocated to goodwill.

7.       WARRANTS WITH REDEMPTION FEATURE

In connection with a guarantee from the majority shareholder to advance Chattanooga funds needed in the event of settlement of the suit with a minority shareholder (see Note 14) and a subordination agreement in the event of advancement of funds, Chattanooga issued 25,000 stock purchase warrants ("Warrants"). The Warrants were issued on July 30, 1999 at an initial value of $2.50 per Warrant. Each Warrant represents the right to purchase one share of Chattanooga's Class B nonvoting common stock at an exercise price of $4.00, until the expiration date of July 30, 2009. The fair value of the Warrants was not material. As of June 30, 2001, no Warrants had been exercised.

8.       COMMON STOCK AND STOCK OPTIONS

Chattanooga issued restricted Class B nonvoting common stock that is subject to various restrictions including restrictions on the sale, transfer, pledge or encumbrance of the stock. Employees become 100% vested in the restricted Class B nonvoting common stock after five years, at which time the shares awarded are transferred to the employees. There were 27,520 shares of restricted Class B nonvoting common stock outstanding at June 30, 2001 and 2000, all of which are fully vested.

Chattanooga established the Chattanooga Group Stock Option Plan (the "Plan") which provides, among other things, for the granting of stock options and restricted common stock to certain employees. The total number of shares that may be issued as restricted shares or as shares subject to option under the Plan shall not exceed 113,760 shares of Chattanooga's Class B nonvoting common stock. In January 2000, the Plan was terminated and all options authorized but not granted and all outstanding options were cancelled upon approval of the participants in the Plan.

Options granted had terms ranging from seven to ten years. Employees vested in options granted prior to 1993 at the rate of 50% after five years, 75% after six years and 100% after seven years. Employees vested in options granted after 1993 ratably over a three-to-five year period.

Effective July 25, 2000, Chattanooga adopted the Chattanooga Group, Inc. 2000 Stock Option Plan (the "2000 Plan") which provides, among other things, for the granting of stock options and restricted common stock to certain employees. The total number of shares that may be issued as restricted shares or as shares subject to option under the 2000 Plan is not to exceed 300,000 shares of Chattanooga's Class B nonvoting common stock.

Stock options granted under the plan are granted at the fair market value at the time of grant, vest immediately or ratably over a three or five year period, and expire 10 years from the grant date.

Chattanooga accounts for its stock-based compensation plan under APB No. 25, under which no compensation expense has been recognized as all employee stock options have been granted with an exercise price equal to or above the fair value of Chattanooga's common stock on the date of grant. Chattanooga adopted SFAS No. 123 for disclosure purposes only. For

SFAS No. 123, the fair value of each employee option grant has been estimated as of the date of grant using the Minimum Value option pricing model and the following weighted average assumptions: risk-free interest rate of 5.67%, and 5.34% for 2001 and 1999, respectively, expected life of 10 years, and dividend rate of 0%. Had compensation cost been determined in accordance with SFAS No. 123, utilizing the assumptions detailed above, Chattanooga's pro forma net income (loss) would have been $3,663, $497 and $(570) for the years ended June 30, 2001, 2000 and 1999, respectively.

A summary of Chattanooga's stock option activity during the years ended June 30, 2001, 2000 and 1999 is as follows:

                                                     2001                     2000                      1999
                                             =====================  ======================   ======================
                                                        Weighted                 Weighted                Weighted
                                                        Average                  Average                  Average
                                             Shares      Price       Shares       Price       Shares       Price
                                             =======    =========   ========    =========    ========    ==========
Outstanding at beginning of year                    0     $0.00      66,500       $6.67       72,400       $6.58
    Granted at fair value                     240,000      2.50           0        0.00            0        0.00
    Canceled or expired                        (2,000)     2.50     (66,500)       6.67       (5,900)       5.64
                                              -------     -----     --------      -----       -------      -----
Outstanding at end of year                    238,000     $2.50           0       $0.00       66,500       $6.67
                                              -------     -----     --------      -----       -------      -----
Exercisable at end of year                          0                     0                   66,500       $6.67
                                              -------               --------                  -------      -----
Weighted average fair value of
  options granted                                         $1.06                   $0.00                    $0.00
                                                          -----                   -----                    -----


9.       EMPLOYEE BENEFIT PLAN

Chattanooga maintains a 401(k) profit sharing plan (the "401(k) Plan") covering substantially all employees upon completion of six months of service, as defined. The 401(k) Plan allows for employees to contribute a portion of their compensation subject to certain limitations. Chattanooga may make discretionary contributions to the 401(k) Plan. Total discretionary contributions during 2001, 2000 and 1999 were $191, $184 and $169, respectively.

10.      DERIVATIVE FINANCIAL INSTRUMENTS

Interest rate swap agreements are used to manage well-defined interest rate risks. Under an interest rate swap agreement, Chattanooga has agreed with another party to exchange, at specified intervals, the difference between fixed rate and variable rate interest amounts calculated by reference to an agreed-upon notional amount. Under this agreement, Chattanooga receives interest payments at rates equal to USD Prime, and pays interest at the fixed rate shown below:

                              Fixed Rate       Variable Rate
          Notional Amount      Component         Component        Effective Date       Expiration Date
          ---------------      ---------         ---------        --------------       ---------------
              $3,047             9.44%             6.97%          March 20, 2001       August 1, 2004

Chattanooga is exposed to credit loss in the event of non-performance by the counterparty to its interest rate swap agreement. Chattanooga anticipates, however, that the counterparty will be able to fully satisfy their obligations under the contract. Chattanooga does not obtain collateral or other security to support financial instruments subject to credit risk, but monitors the credit-standing of the counterparty.

The fair value of the interest rate swap agreement is defined as the amount Chattanooga would receive or pay to relinquish itself from further obligations under the agreements. At June 30, 2001, Chattanooga estimates the amount it would pay to terminate the agreement approximates $117, which has been recorded as a liability in the accompanying consolidated balance sheet as of June 30, 2001.

As of June 30, 2001, management believes Chattanooga has met the hedge effectiveness requirements of SFAS No. 133. Accordingly, the fair value of the interest rate swap and changes in fair value has been recorded as a reduction of cumulative other comprehensive income (loss) in the consolidated balance sheet as of June 30, 2001.

11.      LEASES

The following is a schedule of future annual minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of June 30, 2001:

                                   2002                 $157
                                   2003                  102
                                   2004                   52
                                   2005                   12
                                   2006                    3

Total rental expense under all leases for the years ended June 30, 2001, 2000 and 1999 was $184, $222 and $215, respectively.

12.      MANUFACTURING AND DISTRIBUTION RIGHTS

Chattanooga has various exclusive manufacturing and distribution agreements, which include earned royalty and minimum royalty arrangements. Total royalty expense during 2001, 2000 and 1999 was $140, $148 and $116, respectively.

13.      COMPREHENSIVE INCOME

Comprehensive income (loss) consisted of the following components for the years ended June 30, 2001, 2000 and 1999, respectively:

                                                                         2001       2000    1999
                                                                        ======      ====    =====
                 Net income (loss)                                      $3,709      $504    $(556)
                 Currency translation adjustment                            (3)        0        5
                 Change in fair value of interest rate swap               (117)        0        0
                                                                        ------      ----    -----
                               Total                                    $3,589      $504    $(551)
                                                                        ======      ====    =====

14.      COMMITMENTS AND CONTINGENCIES

Chattanooga was a party to a Stock Purchase Agreement, pursuant to which a minority shareholder acquired from Chattanooga and other shareholders approximately 25% of the common stock of Chattanooga. The Stock Purchase Agreement provided the minority shareholder with a right to "put" the stock to Chattanooga at a price that was based upon the "fair market value" of Chattanooga as of September 12, 1996. The minority shareholder exercised its put option. However, Chattanooga and the minority shareholder were unable to reach an agreement on the fair market value of Chattanooga for the purpose of determining the purchase price of the shares subject to the put rights.

In accordance with the Stock Purchase Agreement, Chattanooga and the minority shareholder jointly retained the services of an arbitrator to determine the fair market value of Chattanooga. Chattanooga and the minority shareholder each submitted a valuation of Chattanooga as of September 12, 1996, and the arbitrator, after making an independent determination of value, selected the valuation submitted by Chattanooga as the value closest to their determination. This value then became the value for determining the purchase price of the shares subject to the put rights. The minority shareholder failed to convey the shares to Chattanooga and Chattanooga instituted a lawsuit on May 16, 1997 to obtain a declaratory judgment requiring the minority shareholder to comply with the terms of the Stock Purchase Agreement and for breach of contract.

On July 2, 1997, the minority shareholder filed an answer and counterclaim against Chattanooga, Chattanooga's principal shareholder, and a member of the Board of Directors, alleging causes of action by breach of contract, civil conspiracy and tortuous interference with contract. The minority shareholder requested declaratory judgment vacating the arbitration, and requested an award of damages in an amount not less than $15,000.

On February 1, 2001, Chattanooga reached a settlement which required a payment of $1,700 to the minority shareholder in return for the sale, assignment and transfer of 19,126 and 363,394 of Class A voting and Class B nonvoting shares, respectively. Chattanooga funded the settlement through borrowings under their revolving line of credit of $1,525, with the remaining $175 paid by Chattanooga's insurer.

Chattanooga is currently under review by the United States Department of Commerce ("Department") for Compliance with Export Administration Regulations of the Export Administration Act and Office of Foreign Asset Controls Regulations. In May 2001, the Department initiated inquiries and has concluded that certain limited violations occurred. Management asserts it was not aware of the violations when they occurred and has done everything in its power to avoid future violations.

Chattanooga is in the process of seeking a global administrative settlement of the matter. While the exact amount of the settlement is not known, management believes the settlement and related legal fees will be less than $300. This amount has been recognized as an operating expense in the current year and that amount, less legal fees paid, is included in other accrued liabilities in the consolidated balance sheet as of June 30, 2001. The total payout could ultimately be higher than Chattanooga's estimate (see Note 15).

Chattanooga is party to certain other legal proceedings incidental to its business. The ultimate disposition of these matters is not presently determinable but will not, in the opinion of management, have a material adverse effect on the financial statements.

Purchase Commitments
The following is a schedule of long-term purchase commitments for production components that have remaining noncancelable purchase commitments in excess of one year as of June 30, 2001:

                                   2002                 $5,059
                                   2003                  1,195

15.      SUBSEQUENT EVENTS

Subsequent to September 12, 2001, management increased the provision for the settlement and related legal fees for the investigation by the Department discussed in Note 14 to $600. This change in accounting estimate will be reflected as expense in subsequent financial statements.

On February 8, 2002, all of the issued and outstanding shares of Chattanooga were acquired by Encore Medical Corporation for a cash price of $31,500, which is subject to adjustment based on the change in net worth of Chattanooga between October 1, 2001 and February 8, 2002, and the repayment of certain Chattanooga debt approximating $5,000.

                CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
                    UNAUDITED CONDENSED CONSOLIDATED
                             BALANCE SHEET
                           December 31, 2001
                   (In Thousands, Except Share Data)

                          ASSETS

Cash and cash equivalents                               $   556
Accounts receivable, net                                  7,587
Inventories, net                                          7,984
Deferred tax assets                                         301
Prepaid expense and other current assets                    874
                                                        -------
 Total Current Assets                                    17,302

Property, plant and equipment, net                        4,621
Intangible assets, net                                      349
Other noncurrent assets                                      54
                                                        -------

 Total Assets                                           $22,326
                                                        =======

           LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                        $ 2,278
Accrued liabilities                                       3,515
Current portion of long-term debt                         1,515
                                                        -------
 Total Current Liabilities                                7,308

Capital lease payable                                        34
Notes payable                                             4,369
Other long term liabilities                                 329
                                                        -------
 Total Liabilities                                       12,040

Total Stockholders' Equity                               10,286
                                                        -------

 Total Liabilities and Stockholders' Equity             $22,326
                                                       ========

                             CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
                     UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            Six Months Ended December 31, 2001 and 2000
                                          (In Thousands)

                                                                           2001         2000
                                                                        ==========   =========
   Sales                                                                  $26,070     $23,100
   Cost of sales                                                           15,233      14,789
                                                                        ----------   ---------
   Gross margin                                                            10,837        8,311

  Operating expenses:
       Research and Development                                               682         693
       Selling, General & Administrative                                    5,786       5,211
                                                                        ----------   ---------
   Total operating expenses                                                 6,468       5,904
                                                                        ----------   ---------
   Operating income                                                         4,369       2,407
   Other expense, net                                                         815         398
                                                                        ----------   ---------
   Income before taxes                                                      3,554       2,009
   Provision for income taxes                                                 891          94
                                                                        ----------   ---------
   Net income                                                              $2,663      $1,915
                                                                        ==========   =========

                     CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
             UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Six Months Ended December 31, 2001 and 2000
                                  (In Thousands)


                                                                          2001        2000
                                                                         =======    =======
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                                               $ 2,663    $ 1,915
 Adjustments to reconcile net income to net cash provided by (used in)
      operating activities:
         Depreciation and amortization                                       576        659
         Changes in operating assets and liabilities:
                  Accounts receivable                                     (1,381)    (1,409)
                  Inventories                                               (390)       (96)
                  Deferred tax assets                                       (250)      --
                  Prepaid expense and other current assets                  (291)        (6)
                  Accounts payable and accrued liabilities                (1,001)       607
                                                                         -------    -------
   Net cash provided (used in) by operating activities                       (74)     1,670

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets                                                   (225)      (233)
                                                                         -------    -------
Net cash used in investing activities                                       (225)      (233)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings / (repayments) on line of credit                              965     (1,019)
Payments under long term obligations                                        (512)      (327)
                                                                         -------    -------
Net cash provided by (used in) financing activities                          453     (1,346)

Net increase in cash and cash equivalents                                    154         91
Cash and cash equivalents at beginning of year                               402        564
                                                                         -------    -------
Cash and cash equivalents at end of year                                 $   556    $   655
                                                                         =======    =======

                    CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001
                                 (In Thousands)

1.       BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements include the accounts of Chattanooga Group, Inc. and its wholly owned subsidiaries (individually and collectively referred to as "Chattanooga"). All significant intercompany balances and transactions have been eliminated in consolidation. The unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended December 31, 2001 are not necessarily indicative of the results that may be expected for the year ended June 30, 2002. For further information, refer to the audited financial statements and notes thereto for Chattanooga included elsewhere herein.

2.       EARNINGS PER SHARE

Chattanooga does not report earnings per share as it is a privately held concern.

3.       INVENTORIES

Inventories at December 31, 2001 are as follows (in thousands):

                                                    December 31,
                                                        2001
                                                ------------------
Raw materials                                          $3,834
Work in process                                         1,707
Finished goods                                          3,210
Less-inventory reserves                                 (768)
                                                ------------------
Total                                                  $7,984
                                                ==================

4.       COMPREHENSIVE INCOME

The components of comprehensive income for the six months ended December 31, 2001 and 2000 are as follows (in thousands):

                                                                       2001             2000
                                                                  ---------------- ----------------
          Net income                                                    $2,663           $1,915
          Change in fair value of interest rate swap                      (58)                -
                                                                  ---------------- ----------------
                                  Total                                 $2,605           $1,915
                                                                  ================ ================

5.       COMMITMENTS AND CONTINGENCIES

Chattanooga is currently under review by the United States Department of Commerce ("Department") for Compliance with Export Administration Regulations of the Export Administration Act and Office of Foreign Asset Controls Regulations. In May 2001, the Department initiated inquiries and has concluded that certain limited violations occurred. Management asserts it was not aware of the violations when they occurred and has done everything in its power to avoid future violations.

Chattanooga is in the process of seeking a global administrative settlement of the matter. While the exact amount of the settlement is not known, management believes the settlement and related legal fees will be less than $600. Of this amount, $300 has been recognized as an operating expense in the period ended December 31, 2001. As of December, 31, 2001,

Chattanooga has approximately $275 included in other accrued liabilities in the consolidated balance sheet related to this contingency, which represents the total estimated settlement of $600 less legal fees paid to date. The total payout could ultimately be higher than Chattanooga's estimate.

Chattanooga is party to certain other legal proceedings incidental to its business. The ultimate disposition of these matters is not presently determinable but will not, in the opinion of management, have a material adverse effect on the financial position and results of operations.

6.       SUBSEQUENT EVENTS

On February 8, 2002, Encore Medical Corporation ("EMC") acquired all of the issued and outstanding shares of capital stock of Chattanooga pursuant to a Stock Purchase Agreement for a cash purchase price of $31,500. This price is subject to adjustment, if any, based on the change in the net worth of Chattanooga between October 1, 2001 and February 8, 2002.

Subsequent to December 31, 2001, Chattanooga repaid approximately $965 of the outstanding notes payable. Additionally, in connection with this acquisition, EMC paid off the outstanding balances of the majority of Chattanooga's remaining debt approximating $5,000 as of February 8, 2002.

                                   APPENDIX B
             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

RESOLVED, that the Certificate of Incorporation of Encore Medical Corporation be amended so that the first sentence of Paragraph FOURTH reads in its entirety as follows:

          FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 51,000,000, of which 50,000,000 shares shall be Common Stock of the par value of $.001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.001 per share.

                                   APPENDIX C
               PROPOSED AMENDMENT TO THE 1996 INCENTIVE STOCK PLAN

RESOLVED, that the 1996 Incentive Stock Plan of Encore Medical Corporation be amended so that the first sentence of Section 3(a) reads in its entirety as follows:

          (a)     Shares Issuable.  The maximum number of shares of Stock
                  ---------------
          reserved and available for distribution pursuant to Awards under the Plan shall be 3,000,000 shares.

                                   APPENDIX D
                           PROPOSED AMENDMENTS TO THE
                     2000 NON-EMPLOYEE DIRECTOR OPTION PLAN

RESOLVED, that the 2000 Non-Employee Director Option Plan of Encore Medical Corporation be amended so that the last sentence of Article 3A reads in its entirety as follows:

          The number of shares of Common Stock reserved for issuance over the term of the Plan shall be fixed at seven hundred fifty thousand (750,000) shares.

RESOLVED, FURTHER, that the 2000 Non-Employee Director Option Plan of Encore Medical Corporation be amended so that the second sentence of Article 5A reads in its entirety as follows:

          Each Eligible Director who serves on the Board at the time of that Annual Meeting, whether or not standing for re-election, shall automatically be granted a non-statutory option to purchase fifteen thousand (15,000) shares of Common Stock.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          ENCORE(R) MEDICAL CORPORATION

         The undersigned hereby appoints Kenneth W. Davidson and Harry L. Zimmerman, and each of them, as proxies, with full power of substitution and resubstitution in each, and hereby authorizes them to represent and vote, as designated on the other side of this Proxy, all the shares of common stock of Encore Medical Corporation standing in the name of the undersigned with all powers that the undersigned would possess if present in person at the Annual Meeting of Stockholders of the Company to be held May 16, 2002, or any adjournment or postponement thereof. In their discretion, the proxies may vote upon such other business as may properly come before the meeting.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE     [X]

                       ENCORE(R) MEDICAL CORPORATION PROXY

                                                           Company # ___________
                                                           Control # ___________

TO VOTE YOUR PROXY,

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Encore Medical Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul. MN 55164-0873

    The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5 and 6.

1.       Election of Directors:     01      Jay M. Haft
                                    02      Kenneth W. Davidson
                                    03      Richard O. Martin

[_] Vote FOR all nominees (except as marked) [_] Vote WITHHELD from all nominees

(Instructions: To withhold
authority to vote for any indicated
nominee, write the number(s) of the      ---------------------------------------
nominee(s) in the box provided to
the right.)                              ---------------------------------------

2.       To approve the Transactions

                  [_]  For            [_]  Against       [_]  Abstain

3.       To approve the Increase in Authorized Shares

                  [_] For             [_]  Against       [_]  Abstain

4.       To approve the Amendment to 1996 Incentive Stock Plan

                  [_]  For            [_]  Against       [_]  Abstain

5.       To approve Amendments to 2000 Non-Employee Director Option Plan

                  [_]  For            [_]  Against       [_]  Abstain

6.       To approve Appointment of KPMG LLP as Independent Accountants

                  [_]  For            [_]  Against       [_]  Abstain

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box   [_]
Indicate changes below:                     Date
                                                 -----------------------


                                            ------------------------------------


                                            ------------------------------------

                                            SIGNATURE(S) IN BOX

                                            Please sign exactly as your name(s)
                                            appear on proxy; if held in joint
                                            tenancy, all persons must sign.
                                            Trustee, administrators, etc.,
                                            should include title and authority.
                                            Corporations should provide full
                                            name of corporation and title of
                                            authorized officer signing the
                                            proxy.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          Encore(R) Medical Corporation

     The undersigned hereby appoints Kenneth W. Davidson and Harry L. Zimmerman, and each of them, as proxies, with full power of substitution and resubstitution in each, and hereby authorizes them to represent and vote, as designated on the other side of this Proxy, all the shares of Series A preferred stock of Encore Medical Corporation standing in the name of the undersigned with all powers that the undersigned would possess if present in person at the Annual Meeting of Stockholders of the Company to be held May 16, 2002, or any adjournment or postponement thereof. In their discretion, the proxies may vote upon such other business as may properly come before the meeting.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE     [X]

                       ENCORE(R) MEDICAL CORPORATION PROXY

                                                           Company # ___________
                                                           Control # ___________

TO VOTE YOUR PROXY,

Mark, sign and date your proxy card and return it to Encore Medical Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul. MN 55164-0873

     The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5 and 6.

1.   Election of Directors:    01      Jay M. Haft
                               02      Kenneth W. Davidson
                               03      Richard O. Martin

[_] Vote FOR all nominees (except as marked) [_] Vote WITHHELD from all nominees

                                                   -----------------------------
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) -----------------------------

2.   To approve the Transactions

                  [_] For            [_]  Against       [_]  Abstain

3.   To approve the Increase in Authorized Shares

                  [_] For            [_]  Against       [_]  Abstain

4.   To approve the Amendment to 1996 Incentive Stock Plan

                  [_] For            [_]  Against       [_]  Abstain

5.   To approve Amendments to 2000 Non-Employee Director Option Plan

                  [_] For            [_]  Against       [_]  Abstain

6.   To approve Appointment of KPMG LLP as Independent Accountants

                  [_] For            [_]  Against       [_]  Abstain

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box   [_]
Indicate changes below:                                Date  ___________________

                                                   -----------------------------

                                                   -----------------------------




                                                   SIGNATURE(S) IN BOX

                                                   Please sign exactly as your
                                                   name(s) appear on proxy; if
                                                   held in joint tenancy, all
                                                   persons must sign. Trustee,
                                                   administrators, etc., should
                                                   include title and authority.
                                                   Corporations should provide
                                                   full name of corporation and
                                                   title of authorized officer
                                                   signing the proxy.